                              ASSET SALE AGREEMENT

         This Asset Sale Agreement (this "Agreement") is made and entered into as of February 20, 2002, by and between (i) KIAC, Inc., a Delaware corporation ("KIAC"), and (ii) Kellstrom Industries, Inc., a Delaware corporation (including its successors and permitted assigns, "Kellstrom"), and each of the corporations listed in Schedule 1 hereto (including its successors and permitted assigns, a "Subsidiary Seller").

                                    RECITALS

         WHEREAS, each of Kellstrom and the Subsidiary Sellers (each of Kellstrom and such Subsidiary Sellers being hereinafter referred to as a "Seller") intends, promptly following the execution and delivery of this Agreement by each of KIAC and Sellers, to file in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") a petition in bankruptcy under Chapter 11 of the Bankruptcy Code; and

         WHEREAS, each Seller wishes (a) to sell, transfer, convey, assign and deliver (and, with respect to the Foreign Assets, to cause the Foreign Subsidiaries to sell, transfer, convey, assign and deliver) to KIAC, as promptly as practicable following such filings and in accordance with Sections 363 and 365 of the Bankruptcy Code, all of the Purchased Assets, (b) to assume and assign to KIAC the Miramar Lease and the other Assumed Contracts (in each case, as defined hereinbelow) and (c) to appoint KIAC as its agent to sell, lease, exchange or otherwise transfer the Consigned Inventory (in each case, as hereinafter defined and upon the terms and subject to the conditions set forth in this Agreement); and

         WHEREAS, KIAC wishes (a) to purchase and take delivery of such Purchased Assets, (b) to assume such Miramar Lease and other Assumed Contracts, and (c) to accept on consignment and act as Sellers' agent in respect of the Consigned Inventory, upon such terms and subject to such conditions).

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, KIAC and each of Sellers hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         All terms which are defined in the preceding provisions of this Agreement shall, when used in this Agreement, have the meanings ascribed to them in such provisions. All other capitalized terms used in this Agreement shall have the following meanings:

         "Affiliate" shall mean, with respect to any Person, any other person that, directly or indirectly, controls, is controlled by, or is under common control with that Person.

         "Agent" shall mean (i) Bank of America, N.A., a national banking association, as agent for the lenders under that certain Amended and Restated Loan and Security Agreement, dated as of December 14, 1998 (the "Senior Loan Agreement"), by and among Kellstrom, certain subsidiaries of Kellstrom, Bank of America, N.A. and the financial institutions parties thereto from time to time and (ii) any successor agent appointed pursuant to such agreement.

         "Agent's Lien" shall have the meaning set forth in Section 9.3(b) hereof.

         "Agreement Termination Amount" shall mean the sum of $2,000,000.

         "Approved Vendor" shall have the meaning set forth in Section 6.3(d) hereof.

         "Assumed Contracts" shall mean the contracts or agreements listed in
Schedule 7A hereto (including, but not limited to, the Retention Agreements, the Miramar Lease and all agreements which any Seller shall enter into following the Petition Date, which by their terms are assignable and which KIAC elects to take an assignment of and assume pursuant to Section 9.2(c) hereof, but (except as otherwise expressly provided in this Agreement) no other contracts or agreements; provided, however, that the Assumed Contracts shall not include any contract or agreement listed in Schedule 7A hereto which KIAC shall, at any time prior to the entry of the Sale Procedures Order, determine to exclude from the Assumed Contracts; and provided, further, that the Assumed Contracts shall also include any contract or agreement not listed in Schedule 7A hereto which Sellers and KIAC shall, at any time prior to the entry of the Sale Procedures Order, agree in writing to include in the Assumed Contracts. In the event that KIAC shall so determine to exclude or include any such contract or agreement, KIAC shall so inform Sellers in writing and Schedule 7A shall be amended ipso facto to reflect such exclusion or inclusion.

         "Assumed Liabilities" shall mean all of the liabilities and obligations of each Seller listed or described under such Seller's name in Schedule 7B hereto, including, but not limited to, (i) the liabilities and obligations of such Seller under (A) each of the Retention Agreements to which such Seller shall be a party and (B) the Assumed Contracts to which it is a party (but, in each case, only to the extent that such liabilities and obligations arise following the Closing and are not in any way related to a period that precedes the Closing), (ii) all liabilities of Sellers for which KIAC is to be responsible by reason of the prorations which are to be made pursuant to Section
4.4 hereof, but no other liabilities or obligations unless otherwise expressly provided in this Agreement.

         "Assumption Agreement" shall have the meaning set forth in Section 5.3(b)9ii) hereof.

         "Auction Sale" shall mean the auction sale to be conducted under
Section 363 of the Bankruptcy Code in accordance with the Sale Procedures Order.

         "AVS" means Aviation Sales Company, a Delaware corporation.

         "Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 U.S.C. ss. 101 et seq., as amended, or any successor thereto, and any rules and regulations promulgated thereunder.

         "Bankruptcy Code Liens" shall have the meaning set forth in the definition of "lien" in ss. 101(33) of the Bankruptcy Code.

         "Bankruptcy Court" shall have the meaning set forth in the first WHEREAS clause of the Recitals of this Agreement.

         "Benefit Plans" shall have the meaning set forth in Section 7.16(b) hereof.

         "Bill of Sale" shall mean the general bill of sale and assignment referred to in Section 5.2(a)(i) hereof.

         "Book Value" shall at any time mean, in respect of any asset owned by any Person, the value at which such asset was carried in the accounting books and records of Sellers, net of all depreciation and other write-downs reflected in such books and records, on the date of this Agreement. With respect to any asset that was not assigned a specific value on a Seller's books on the date of this Agreement, such asset shall be valued at the lower of (x) the lot cost or bulk cost thereof consistent with Sellers' past practices and (y) the Fair Market Value thereof.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by Law to close.

         "Cash Portion of the Purchase Price" shall have the meaning set forth in clause (ii) of Section 4.1 hereof.

         "Cash Receipts Report" shall have the meaning set forth in Section 6.6(b) hereof.

         "Chapter 11 Cases" shall mean the voluntary cases to be commenced by the respective Sellers under Chapter 11 of the Bankruptcy Code pursuant to
Section 9.11(a) hereof.

         "Closing" shall have the meaning set forth in Section 5.2 hereof.

         "Closing Date" shall mean the date on which the Closing shall take place.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

         "Collateral Agreements" shall mean the Bill of Sale, Assumption Agreement and the other assignment or transfer documents delivered at the Closing.

         "Competing Offer" shall have the meaning set forth in the Sale Procedures Order.

         "Consent" shall mean any consent, approval or authorization of, notice to, or designation, registration, declaration or filing with, any Person.

         "Consigned Inventory" shall mean all Parts that are included in the Retained Assets, except for (a) any Parts sold or otherwise disposed of by any Seller in accordance with the provisions of Section 4.3(b) hereof and (b) any other Retained Asset which shall have ceased to be owned by any Seller at any time on or after the date of this Agreement and prior to the commencement of the Consignment Period; provided, however, that (i) any Part sold pursuant to this Agreement, but entitled to be returned by the purchaser thereof shall, upon such return as provided herein, automatically and without further act be deemed to constitute Consigned Inventory hereunder, (ii) any Part returned as provided in
Section 6.3(j) hereof shall upon such return or other disposition automatically and without further act cease to be deemed to constitute Consigned Inventory hereunder, and (iii) any Part received in an exchange transaction pursuant to
Section 6.5(h) hereof shall automatically and without further act be deemed to constitute Consigned Inventory hereunder.

         "Consigned Verified Parts" shall mean those Parts listed on Schedule 28 hereto and verified to exist pursuant to the physical inventory performed by Sellers pursuant to, and in accordance with, Section 6.7(e) hereof and consigned to KIAC pursuant hereto.

         "Consignment Period" shall mean the period commencing on the Closing Date and ending on the Consignment Termination Date.

         "Consignment Report" shall have the meaning set forth in Section 6.6(a) hereof.

         "Consignment Report Date" shall have the meaning set forth in Section 6.6(a) hereof.

         "Consignment Termination Date" shall have the meaning set forth in
Section 6.9(b) hereof.

         "Consignment Termination Event" shall have the meaning set forth in
Section 6.9(a) hereof.

         "Contract" shall mean any agreement, contract, lease, commitment, license, undertaking or other legally binding contractual right or obligation to which a Person is a party or by which such Person or any of its assets or properties is bound.

         "Credit Limit Payment Date" shall have the meaning set forth in Section 6.5(d) hereof.

         "Data" shall mean all documents, books, drawings, logs, manuals and records relating to the Purchased Assets, the Miramar Facility, the Miramar Leasehold or the Consigned Inventory (including, without limitation, maintenance and operations records relating to the Parts).

         "Deposit" shall mean the deposits in the aggregate amount of $5,000,000 to be made by KIAC pursuant to Section 5.1(b) hereof.

         "Designated Location" shall mean (i) each of the locations listed on
Schedule 21 hereto, (ii) each other location to which Sellers hereafter consent upon written request by KIAC to designate as a Designated Location (which consent shall not be unreasonably withheld or delayed and shall be deemed given in the event that Sellers do not respond within ten days after receipt of written request from KIAC), and (iii) with respect to any item of Consigned Inventory that is sent to an Approved Vendor, the location of such Approved Vendor for the duration of such item's presence at such Approved Vendor location.

         "DIP Financing Agreement" shall mean that certain Post-Petition Loan and Security Agreement, to be dated on or about February 20, 2002 by and among Kellstrom, certain subsidiaries named therein, the financial institutions party thereto and Bank of America, N.A., as agent.

         "Engine" shall mean any aircraft engine and each part or parts attached thereto.

         "Environmental Claim" shall mean any written notice by any Governmental Authority or Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) (A) which would have a material and adverse effect on any of the Purchased Assets, the Miramar Facility or the Miramar Leasehold, the consummation of the transactions contemplated hereby or KIAC's ability to own or lease, use or operate (as the case may be) the Purchased Assets, the Miramar Facility or the Miramar Leasehold, in substantially the same manner as the Purchased Assets, the Miramar Facility and the Miramar Leasehold, are presently owned, leased, used or operated by Seller and (B) arising out of, based on or resulting from (x) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by any Seller or KIAC or (y) any material violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" shall mean all Laws applicable to the respective Purchased Assets, the Miramar Facility or the Miramar Leasehold relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern arising from or relating to the Purchased Assets, the Miramar Facility or the Miramar Leasehold, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern arising from or relating to the Purchased Assets, the Miramar Facility or the Miramar Leasehold, or the ownership or lease, use or operation (as the case may be) thereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" shall have the meaning set forth in the Escrow
Agreement.

         "Escrow Agreement" shall mean the Escrow Agreement referred to in
Section 5.1(b) hereof.

         "Event of Default" shall have the meaning set forth in Section 6.9(c) hereof.

         "Event of Loss" shall mean with respect to any item of Consigned Inventory following the delivery thereof to KIAC in accordance with Section 5.4 of this Agreement and prior to any transfer thereof to a third party or return thereof to any Seller (in each case, in accordance with the provisions of this Agreement), (i) any loss of such property or use thereof due to theft, disappearance, destruction or damage beyond economic repair, (ii) any damage to such property which results in an insurance settlement with respect to such property under the Property Insurance on the basis of a total loss or a compromised or constructive total loss, (iii) the condemnation, confiscation, appropriation or seizure of or requisition of title to such property or the use of such property by or on authority of any government or governmental authority to the extent that such loss is a covered loss under the provisions of the Property Insurance, or compensation is paid by any government or governmental authority, or (iv) ten days following receipt by KIAC of written notice from any Seller of the removal of such property to any location other than a Designated Location (other than in connection with a sale, lease or exchange transaction).

         "Exchange Fee" shall mean the price (including, without limitation, any late fee) charged by KIAC to a third party in connection with an exchange transaction (but excluding any amount charged to the third party for repairing the Part exchanged by such third party).

         "Existing Repair Orders" shall have the meaning set forth in Section 6.3(e) hereof.

         "FAA" shall mean the Federal Aviation Administration or any successor thereto.

         "Fair Market Value" shall mean, with respect to any asset at any time, the value of such asset, as mutually agreed by KIAC and the Agent to be the fair market value of such asset (or, if KIAC and the Agent cannot agree, the value ascribed to such asset as its fair market value at such time by a third party appraiser of nationally recognized reputation mutually selected by KIAC and the Agent (or, if KIAC and the Agent cannot reach agreement on the selection of a third party appraiser, a third party appraiser shall be selected by the Independent Accountants)).

         "Federal Aviation Act" shall mean those chapters of Title 49 of the United States Code known as the United States Federal Aviation Act of 1958, as amended, and all regulations, rulings, interpretations and guidelines published thereunder and from time to time in effect.

         "FF&E" shall mean the Leased FF&E and the Owned FF&E.

         "Final Order" shall mean an order or judgment the operation or effect of which is not stayed, and as to which order or judgment (or any revision, modification or amendment thereof), the time to appeal or seek review or rehearing has expired, and as to which no appeal or petition for review or motion for reargument has been taken or been made and is pending for argument.

         "Force Majeure Waiting Period" shall mean the 90-day or 15-day period referred to in Section 6.10(b) hereof.

         "Foreign Assets" shall mean all of the assets of the Foreign Subsidiaries which are listed or described in Schedule 26 to this Agreement.

         "Foreign Subsidiaries" shall mean each of the Subsidiaries of Sellers which are listed or described in Schedule 27 to this Agreement.

         "Governmental Authority" shall mean any federal, state, local or foreign government or any subdivision, agency, instrumentality, authority, department, commission, board or bureau thereof or any federal, state, local or foreign court, tribunal or arbitrator (including, without limitation, the Bankruptcy Court).

         "Gross Sales Price" shall mean the total price invoiced in connection with the sale, lease or exchange of any item of Consigned Inventory (including, without limitation, any Part) minus any amount or amounts invoiced to the customer for the actual cost of insurance, freight, shipping, Sales Taxes, customs and duties, rebates and discounts and allowances and third party handling charges included in such total price or amount owed.

         "HSR Act" means Hart-Scott-Rodino Act of 1976, as amended.

         "Improvements" shall have the meaning set forth in Section 7.18(b) hereof.

         "Independent Accountants" shall mean KPMG or any other firm of independent certified public accountants of national reputation mutually agreeable to KIAC and Sellers.

         "Initial Performance Benchmark" shall have the meaning set forth in the definition of "Performance Benchmark".

         "Insured Value" shall mean, with respect to any Part, an amount equal to the Fair Market Value of such Part, as determined by the insurer thereof at the time the insurance policy is issued or renewed.

         "Intellectual Property" shall mean (i) all inventions (whether patentable or not patentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, divisions, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, (ii) all registered and unregistered trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all works of authorship, including, without limitation, all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, and all moral rights, (iv) all databases, data compilations and data collections, (v) all trade secrets and confidential information (including, without limitation, ideas, research and development, know-how, processes, methods, techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business, technical and marketing plans and proposals), (vi) all domain names, web addresses and websites, (vii) all computer software, source code and object code, whether embodied in software, firmware or otherwise (including related data and documentation), (viii) all other intellectual property and proprietary rights, and (ix) all copies and tangible embodiments of all of the foregoing (i) through (ix) in any form or medium. Without in any way limiting the generality of the foregoing, it is expressly acknowledged and agreed that Intellectual Property shall include the design data for Parts Manufacturing Authorizations, STCs, Phoenix Inventory Management System and Kellstrom Direct.com listed or described in Schedule 5 hereto.

         "Intercreditor and Sharing Agreement" shall have the meaning set forth in Section 9.3(b) hereof.

         "Inventory Locator Service" shall mean the computerized on-line service used within the aviation industry for the marketing for sale, lease or exchange of aviation parts and inventory or such other substantially equivalent computerized on-line service as may replace it.

         "KAV" means KAV Inventory, LLC, a Delaware limited liability company.

         "KIAC Credit Agreement" shall mean, the credit agreement among KIAC, General Electric Capital Corporation, as agent, and the lenders party thereto from time to time, as the same may be amended, restated, modified, refinanced, refunded or replaced from time to time.

         "KIAC Expenses" shall mean KIAC's reasonable out of pocket expenses including, but not limited to, reasonable and documented fees and expenses of KIAC's attorneys and financial advisors, accountants and other consultants (if any) incurred at any time subsequent to October 31, 2001 in connection with the negotiation and performance of this Agreement and its due diligence investigation of Sellers and the Purchased Assets, the Miramar Facility, the Miramar Leasehold and the Consigned Inventory in connection with this Agreement, but excluding those paid in connection with filings under the HSR Act.

         "KIAC Lender" shall mean, initially, General Electric Capital Corporation as agent for itself and the other lenders party to the KIAC Credit Agreement from time to time, together with its respective successors and assigns and any lender(s) refunding, refinancing or otherwise replacing the obligations of KIAC under KIAC Credit Agreement.

         "KIAC Lender Lien" shall have the meaning set forth in Section 9.3(c) hereof.

         "KIAC's Percentage" shall have the meaning set forth in Section 4.3(a) hereof.

         "Knowledge" shall mean, with respect to any corporation or similar entity, the knowledge of (i) any officer of such entity after due inquiry by each such officer of each appropriate employee of such entity (including, without limitation, each employee who has responsibility for the day-to-day oversight of the area covered by the section of this Agreement in which the term "Knowledge" is used) and (ii) each such appropriate employee and "Knowledge of Sellers" or "Sellers' Knowledge" shall mean the Knowledge (as so defined) of any Seller.

         "KPMG" shall mean KPMG LLP.

         "Labor Costs" shall mean the cost of any third-party labor charges paid by KIAC which are incurred in the repair, maintenance, overhaul, refurbishment, certification or modification of any Part in accordance with the terms of this Agreement.

         "Law" shall mean any federal, state, local or foreign order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation enacted, promulgated, issued or entered by a Governmental Authority, including without limitation, the Bankruptcy Code, the Federal Aviation Act and any Environmental Laws.

         "Leased FF&E" shall mean all furniture, fixtures and equipment leased by any Seller as of the date hereof, including, (but not limited to), the furniture, fixtures and equipment located at the Miramar Facility as set forth on Schedule 20 hereto; provided, however, that Leased FF&E shall not include any furniture, fixtures or equipment listed on Schedule 20A hereto.

         "Lenders' Agreement" shall mean an agreement in the form attached as Exhibit A hereto.

         "Lenders' Obligations" shall have the meaning set forth in Section 4.3(e)(iv) hereof.

         "Liability Insurance" shall have the meaning set forth in Section 6.7(a)(ii) hereof.

         "Liens" shall mean all title defects or objections, mortgages, liens, claims, charges, pledges, or other encumbrances of any nature whatsoever, including (without limitation) licenses, leases, chattel or other mortgages, collateral security arrangements, pledges, title imperfections, defect or objection liens, security interests, conditional and installment sales agreements, easements, encroachments or restrictions, of any kind and other title or interest retention arrangements, reservations or limitations of any nature.

         "Liquidating Trust" shall mean the trust established by Sellers and to which Sellers may, in connection with the Chapter 11 Cases and with Bankruptcy Court approval, assign and transfer all right, title and interest of each Seller in and to all or a part of this Agreement, the Consigned Inventory, and certain Retained Assets for the benefit of the Senior Lenders as the beneficiaries of the trust.

         "Liquidating Trustee" shall mean, on any date, the Person serving as trustee of the Liquidating Trust.

         "Makeup Price" shall have the meaning set forth in the definition of Performance Benchmark.

         "Material Adverse Effect" shall mean (a) a material adverse effect on the business, results of operations or condition (financial or otherwise) of the businesses operated by Sellers (taken as a whole), or (b) a material adverse effect on (i) the transactions contemplated by this Agreement, (ii) the legality, validity or enforceability of this Agreement and the agreements and instruments to be entered into in connection herewith, or the realization of the rights and remedies hereunder or thereunder, or (iii) the ability of Sellers to perform their obligations under this Agreement.

         "Material Costs" shall mean the aggregate of all costs charged to KIAC by a third-party maintenance provider in accordance with the terms of this Agreement for any material used in the repair, maintenance, overhaul, refurbishment, certification or modification of any Part.

         A "Material Reduction in Value" shall be deemed to have occurred on any date if (a)(i) one or more of the representations or warranties made by any Seller in Article VII or Section 9.3(a) hereof, or in any Collateral Agreement was not true and correct in all respects (A) on the date hereof or on the date of such Collateral Agreement (as the case may be) or (B) on the date on which such Material Reduction in Value shall be deemed to have occurred (in either case, a "Representation Date") or (ii) any Seller shall have theretofore breached any covenant made by such Seller in this Agreement or in any Collateral Agreement and (b)(i) the aggregate Fair Market Value of the Purchased Assets, (excluding the Purchased Accounts Receivable), the Consigned Inventory and the leasehold interest of the lessee under the Miramar Leasehold on the applicable Representation Date is at least $3,000,000 less than such aggregate Fair Market Value would have been had all of the representations and warranties of each Seller been true and correct in all respects on the applicable Representation Date and no such breach of covenant had occurred, (ii) the actual results of operations or condition (financial or otherwise) of the business operated by Sellers (taken as a whole) are materially less favorable than such results or condition would have been had all of the representations and warranties of each Seller been true and correct in all respects on the applicable Representation Date and no such breach of covenant had occurred, or (iii) KIAC shall be materially less able to conduct the business currently conducted by Sellers than KIAC would have been able to so conduct such business had all of the representations and warranties of each Seller been true and correct in all respects on the applicable Representation Date and no such breach of covenant had occurred. Without in any way limiting the generality of the foregoing, it is acknowledged and agreed by each of KIAC and Sellers that, for purposes of determining whether or not a representation or warranty was true and correct in all respects within the meaning of this definition of Material

Reduction in Value, each such representation or warranty shall be deemed to have been made without any reference to, or limitation based upon, (i) the Knowledge of any Person and (ii) whether or not any circumstance or circumstances would result in or constitute a Material Adverse Effect.

         "Materials of Environmental Concern" shall mean dangerous goods, hazardous, toxic or regulated substances, materials or wastes as defined in the Environmental Laws.

         "Miramar Facility" shall mean the office and warehouse facility located at 3701 Flamingo Road, Miramar, Florida.

         "Miramar Lease" shall mean that certain sublease of the Miramar Facility, dated as of December 1, 2000, by and between AVS (as sublessor) and Kellstrom (as sublessee), as amended, supplemented or otherwise modified as of the date hereof and as hereafter amended, supplemented or modified with the prior written consent of KIAC subsequent to the date hereof.

         "Miramar Leasehold" shall mean all of the right, title and interest of the lessee under the Miramar Lease in and to the Miramar Facility.

         "Monthly True Up Payment Date" shall have the meaning set forth in
Section 6.5(c) hereof.

         "Net Sales Proceeds" shall mean with respect to any item of Consigned Inventory sold, leased or exchanged by KIAC pursuant hereto, the Gross Sales Price therefor by or for the account of KIAC, minus the unreimbursed Reimbursable Expenses with respect to such item upon such sale, lease or exchange.

         "Net Sales Revenue" shall mean, with respect to the sale, lease or exchange of any item of Consigned Inventory, the Net Sales Proceeds therefor less the applicable Consignee Commission.

         "Non-Reimbursable Expenses" shall mean all costs and expenses incurred by KIAC which are not Reimbursable Expenses, including, without limitation, all KIAC employee salaries, overhead and costs and expenses incurred by KIAC in connection with (i) the supervision by KIAC employees of the repair, maintenance, overhaul, refurbishment, certification or modification of any Parts, (ii) the sale, lease or exchange of Parts, (iii) Parts tracking and accountability, (iv) Parts warehousing, (v) extensions of credit for sales, (vi) except as otherwise set forth herein, the shipping of sold, leased or exchanged Parts, unless such costs have been previously approved by the Sellers (which approval shall not be unreasonably withheld or delayed), (vii) the provision of the Reports, (viii) records review and records tracing, (ix) the payment to Sellers of amounts owed to them under this Agreement on a monthly basis, (x) the provision of marketing guidance, and (xi) other responsibilities as contained in this Agreement, including, without limitation, KIAC's obligation, if any, to pay certain taxes.

         "Objection" shall have the meaning set forth in Section 6.6(c)(i) hereof.

         "Owned FF&E" shall mean all furniture, fixtures and equipment owned by Sellers as of the date hereof including (but not limited to) the furniture, fixtures and equipment located at the Miramar Facility as set forth on Schedule 6 hereto, but excluding any of the Leased FF&E which under applicable Law may be deemed to be owned by a Seller.

         "Part" shall mean any Engine or any aircraft part or component.

         "PB18" shall have the meaning set forth in the definition of Performance Benchmark.

         "PB24" shall have the meaning set forth in the definition of Performance Benchmark.

         "PB36" shall have the meaning set forth in the definition of Performance Benchmark.

         "PB48" shall have the meaning set forth in the definition of Performance Benchmark.

         "PB60" shall have the meaning set forth in the definition of Performance Benchmark.

         "Performance Benchmark" shall have the following meaning:

                  With respect to the period commencing on the date hereof and ending on the earlier of (i) the last day of the 12th month following the month in which the Closing shall have occurred (the "Closing Month") and (ii) the last day of the 16th month following the month in which this Agreement shall have been executed and delivered by each of the parties hereto (the "Agreement Month"), the Performance Benchmark shall mean aggregate Gross Sales Price of at least $30,000,000 (the "Initial Performance Benchmark").

                  With respect to the period commencing on the date hereof and ending on the earlier of (i) the last day of the 18th month following the Closing Month and (ii) the last day of the 22nd month following the Agreement Month, the Performance Benchmark shall mean aggregate Gross Sales Price of at least $38,000,000 ("PB18").

                  With respect to the period commencing on the date hereof and ending on the earlier of (i) the last day of the 24th month following the Closing Month and (ii) the last day of the 28th month following the Agreement Month, the Performance Benchmark shall mean an aggregate Gross Sales Price of at least $50,000,000 ("PB24").

                  With respect to the period commencing on the date hereof and ending on the earlier of (i) the last day of the 36th month following the Closing Month and (ii) the last day of the 40th month following the Agreement Month, the

         Performance Benchmark shall mean aggregate Gross Sales Price of at least $63,000,000 (the "PB36").

                  With respect to the period commencing on the date hereof and ending on the earlier of (i) the last day of the 48th month following the Closing Month and (ii) the last day of the 52nd month following the Agreement Month, the Performance Benchmark shall mean aggregate Gross Sales Price of at least $74,000,000 (the "PB48").

                  With respect to the period commencing on the date hereof and ending on the earlier of (i) the last day of the 60th month following the Closing Month and (ii) the last day of the 64th month following the Agreement Month, the Performance Benchmark shall mean aggregate Gross Sales Price of at least $84,000,000 (the "PB60").

                  In the event that a Performance Benchmark shall not be achieved, KIAC shall have the right to purchase Parts selected by KIAC in its sole discretion having a Fair Market Value, in the aggregate, sufficient so that 100% of the Fair Market Value thereof will result in such Performance Benchmark being achieved. The purchase price (the "Makeup Price") for such Parts shall be equal to 70% of the Fair Market Value of the Parts selected. KIAC shall remit to Sellers on or prior to the 30th day following the last day of the relevant Performance Benchmark period an amount equal to the Makeup Price, provided, however, that 100% of the Fair Market Value of such Parts shall be deemed Gross Sales Price for purposes of determining whether the relevant Performance Benchmark has been achieved. If KIAC elects to exercise its right to purchase Parts sufficient to achieve a Performance Benchmark, it shall submit to Sellers a list of the Parts it intends to purchase, and purchase the same within 30 days following the relevant Performance Benchmark period. Such payments shall only be included in the computation of the Performance Benchmark being satisfied by such purchases notwithstanding the fact that such payments are made during a subsequent measuring period.

         "Permits" shall mean all permits, licenses, approvals, franchises, notices and authorizations issued by any Governmental Authority that relate to or otherwise are used or are necessary in connection with the ownership, operation or other use of any of the Purchased Assets.

         "Permitted Liens" shall mean (i) the Lien on the Purchased Accounts Receivable referred to in Section 9.3(b) hereof, (ii) any inchoate mechanics Liens existing on the Closing Date in connection with Existing Repair Orders in respect of the Purchased Assets and (iii) with respect to the Consigned Inventory, (A) all Liens in favor of Agent (provided, however, that Liens in favor of Agent shall only be Permitted Liens if and to the extent that, on or prior to the Closing Date, the Agent and KIAC shall have entered into a mutually satisfactory agreement pursuant to which the Agent shall agree not to enforce any of such Liens prior to the Consignment Termination Date so long as no Event of Default under Article VI of this Agreement shall have occurred or exist and no provision of Article VI of this Agreement is waived by Sellers or amended in any respect without Agent's prior written consent, (B) all Liens suffered or incurred by KIAC in connection with the repair or maintenance of any Consigned Inventory and (C) all Property Tax, ad valorem tax and similar tax liens (in each case, with respect to taxes not yet due and payable).

         "Person" shall mean any individual, general partnership, limited partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, Governmental Authority or other entity.

         "Petition Date" shall mean the date on which the Chapter 11 Cases are commenced.

         "Property Insurance" shall have the meaning set forth in Section 6.7(a)(i) hereof.

         "Property Taxes" shall mean all property, excise, inventory and/or use taxes assessed with respect to any Part or Parts.

         "Purchase Price" shall mean the sum of (a) the aggregate amount of all amounts payable by KIAC in respect of the Assumed Liabilities plus (b) the Cash Portion of the Purchase Price.

         "Purchased Accounts Receivable" shall mean all of the accounts receivable (including, without limitation, all claims and rights of any nature with respect thereto) of each Seller in existence or arising on the date hereof (excluding the Purchased AVS Receivables) as listed or described in Schedule 3 hereto, all of which shall be included among the Purchased Assets to be acquired by KIAC hereunder plus all accounts receivable arising from bona fide sales made by any Seller, in the regular, usual and ordinary course of its business and consistent with past practice, during the period commencing on the date immediately following the date hereof and ending on (and including) the Closing Date minus all accounts receivable paid or written off during the period commencing on (and including) the date immediately following the date hereof and ending on the Closing Date.

         "Purchased A/R Lockbox" shall have the meaning set forth in Section 9.3(b) hereof.

         "Purchased A/R Lockbox and Account" shall have the meaning set forth in
Section 9.3(c) hereof.

         "Purchased Assets" shall mean (i)(a) all of the Parts listed or described in Schedule 2 hereto, plus (b) all Parts purchased by any Seller pursuant to this Agreement at any time prior to the Closing (other than any Part or Parts held by a Seller as a consignee thereof, even if such Seller acquires title thereto from the consignor incident to a sale of such Part by such Seller to an unAffiliated third party), minus (c) all Parts listed or described in
Schedule 2 hereto or referred to in clause (i)(b) of this definition, which (in either case) are sold or otherwise disposed of by any Seller pursuant to this Agreement at any time prior to the Closing, (ii) subject to Section 10.2(d), all of the

Purchased Accounts Receivable, (iii) all of the employee notes receivable listed or described in Schedule 4 hereto, (iv) all of the Intellectual Property listed or described in Schedule 5 hereto, (v) all of the FF&E and (vi) all of the Foreign Assets.

         "Purchased AVS Receivables" shall mean all of the accounts receivable (including claims and rights of any nature with respect thereto) sold by AVS to Kellstrom, pursuant to that certain asset purchase agreement, dated on or about September 20, 2001, which receivables remain outstanding on Kellstrom's books on the date hereof and are listed or described in Schedule 23 hereto.

         "Purchased Verified Parts" shall mean those Parts listed on Schedule 25 hereto and verified to exist pursuant to the physical inventory performed by Sellers pursuant to Section 5.4 hereof.

         "Records" shall mean documentation and other records relating to the maintenance, repair, traceability and/or life limited status of Parts, and any other documentation required to be maintained with respect to Parts by the Federal Aviation Act and standard industry practices.

         "Reimbursable Expenses" shall mean with respect to any Part, all (i) Labor Costs, (ii) Material Costs, (iii) any insurance, freight, shipping and handling charges and packaging costs which are not charged to a purchaser, lessee or exchange recipient (including, without limitation, any such charges incurred in connection with the shipment of a Part to or return of a Part from an Approved Vendor), which in the case of internal costs of KIAC must be either
(A) associated with preparation for shipment and upon terms no less favorable than could have been obtained from a third party, or (B) in any other case, approved by Sellers in writing, (iv) amounts assumed or paid by KIAC on account of Existing Repair Orders, (v) reasonable and competitive in-house engine and airframe disassembly costs incurred by KIAC with respect to such Part and not charged to KIAC, lessee or exchange recipient of such Part, and (vi) all costs associated with listing the Consigned Inventory with the Inventory Locator Service.

         "Representation Date" shall have the meaning set forth in the definition of Material Reduction in Value.

         "Retained Assets" shall mean all of the assets of any nature whatsoever of any Seller other than the Purchased Assets and the rights of any Seller under any of the Assumed Contracts; provided, however, that the Retained Assets shall not include any asset which has been consigned to any Seller by an unAffiliated third party owner of such asset or any capitalized costs related thereto.

         "Retained Liabilities" shall mean all of the liabilities, obligations or indebtedness of any nature whatsoever of each of the Sellers (whether primary, secondary, direct, indirect or contingent) other than the Assumed Liabilities.

         "Retention Agreements" shall mean key employee retention agreements, each in the form attached hereto as Exhibit B.

         "Returned Checks" shall have the meaning set forth in Section 9.3(b).

         "Sale and Consignment Order" shall mean an order of the Bankruptcy Court which shall be in the exact form and upon the specific terms attached as Exhibit E to this Agreement or with such changes therein as KIAC may, in its sole discretion, agree to in writing.

         "Sale Procedures Order" shall mean an order of the Bankruptcy Court (including all exhibits thereto), each of which order and exhibits shall be in the exact form and upon the specific terms attached as Exhibit F to this Agreement or with such changes therein as KIAC may, in its sole discretion, agree to in writing.

         "Sales Taxes" shall mean any and all sales, use, stamp, value-added, transfer or other similar taxes and any transfer or other similar charges incurred or assessed in respect of a sale, lease or exchange of any item of Consigned Inventory.

         "Scheduled Closing Date" shall mean June 30, 2002.

         "Seller" shall have the meaning set forth in the first WHEREAS clause of this Agreement.

         "Senior Lenders" shall mean the holders, from time to time, of indebtedness outstanding under the Senior Loan Agreement.

         "Senior Loan Agreement" shall have the meaning set forth in the definition of "Agent".

         "Subsidiary" shall mean, with respect to any Person, any other Person in which the first Person owns, directly or indirectly and beneficially or of record, the power to vote 50% or more of the outstanding voting stock or other equity interests, or (ii) otherwise controls the management or operation.

         "Subsidiary Sellers" shall have the meaning set forth in the preamble of this Agreement.

         "Tax" and "Taxes" shall mean all federal, state, local, or foreign income, payroll, employee withholding, unemployment insurance, social security, sales, use, service, service use, leasing, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers' compensation, severance, windfall profits, environmental (including taxes under Section 59A of the Code), or other tax of the same or of a similar nature, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes or any amendment thereto, and including any schedule or attachment thereto.

                                   ARTICLE II

                               PURCHASE OF ASSETS

         2.1 Purchase and Sale of Purchased Assets. On the terms and subject to the conditions set forth herein, at the Closing:

                  (a) Sellers shall sell, transfer, convey, assign and deliver to KIAC, and KIAC shall purchase and accept from Sellers, all of the right, title, and interest of every kind and nature whatsoever of each of the Sellers in, to or in respect of the Purchased Assets (other than the Foreign Assets) of every kind and nature whatsoever and wherever located, free and clear of any and all Liens other than Permitted Liens; and

                  (b) Sellers shall cause the Foreign Subsidiaries to sell, transfer, convey, assign and deliver to KIAC, and KIAC shall purchase and accept from the Foreign Subsidiaries, all of the right, title and interest of every kind and nature of each of the Foreign Subsidiaries in, to or in respect of the Foreign Assets of every kind and nature whatsoever and wherever located, free and clear of any and all Liens other than Permitted Liens.

Except for the specific representations and warranties contained in this Agreement, Sellers make no representations or warranties regarding the Purchased Assets and disclaim all warranties of merchantability and fitness for a particular purpose.

         2.2 Excluded Assets. Except as otherwise provided in Section 2.3 hereof, none of the Retained Assets shall be included in the Purchased Assets.

         2.3 Miramar. At or prior to the Closing, Kellstrom shall (a) cause the Miramar Lease to be amended in accordance with Section 5.5(f) of this Agreement, (b) cause such amendment to be approved by the Bankruptcy Court to the extent that such approval is required under applicable Law, and (c) thereafter assume the Miramar Lease as so amended. At the Closing, Kellstrom shall assign the Miramar Lease, as so amended, to KIAC in accordance with all of the procedures and requirements applicable to its Chapter 11 Case. The Miramar Lease, as so amended, shall be an "Assumed Contract" for all purposes of this Agreement.

                                  ARTICLE III

                            ASSUMPTION OF LIABILITIES

         3.1 Assumed Liabilities. On or before the Closing Date, Sellers shall cure all defaults in respect of the Assumed Liabilities to the extent required pursuant to the Bankruptcy Code to effectuate the assignment of the Assumed Contracts to KIAC as contemplated by this Agreement. At and as of the Closing, KIAC shall assume and thereafter in due course pay and fully satisfy all of the Assumed Liabilities.

         3.2 Retained Liabilities. Notwithstanding anything contained in this Agreement to the contrary, KIAC shall not assume or agree to pay, satisfy, discharge or perform, or take or agree to take any of the Purchased Assets, the Miramar Leasehold, or the Consigned Inventory subject to (and shall not be deemed by virtue of the execution and delivery of this Agreement or any document delivered to KIAC at the Closing pursuant hereto, or as a result of the consummation of the transactions contemplated hereby, to have assumed, or to have agreed to assume, pay, satisfy, discharge or perform, or take, or to have agreed to take, any of the Purchased Assets, the Miramar Leasehold or the Consigned Inventory subject to) any of the Retained Liabilities, including (but not limited to):

                  (a) any Retained Liabilities that relate to any of the Purchased Assets, the Miramar Leasehold or (except as otherwise expressly provided in this Agreement) any of the Consigned Inventory;

                  (b) any obligations or liabilities of any Seller or any predecessor(s) or Affiliate(s) of any Seller relating to Taxes with respect to the Purchased Assets, the Miramar Facility, the Miramar Leasehold or (except as otherwise expressly provided herein) the Consigned Inventory for any period, or portion thereof, on or prior to the Closing Date; and

                  (c) any obligations or liabilities for any legal, accounting, investment banking, brokerage or similar fees or expenses incurred by any Seller in connection with, resulting from, or attributable to, the transactions contemplated by this Agreement.

                                   ARTICLE IV

                                 PURCHASE PRICE

         4.1 Purchase Price. In consideration of the conveyance to KIAC of the Purchased Assets and the rights granted to KIAC pursuant hereto and subject to the conditions and in accordance with terms hereof, at the Closing KIAC shall
(i) assume the Assumed Liabilities and (ii) pay Sellers an aggregate of $50,000,000 in cash (the "Cash Portion of the Purchase Price"), of which $5,000,000 shall be paid by the Escrow Agent's delivering the Deposit to Sellers pursuant to the Escrow Agreement. The amount of the Cash Portion of the Purchase Price shall be subject to adjustment only in accordance with Sections 4.3, 4.4, 5.3(b)(i) and 12.1 of this Agreement.

         4.2 Allocation of Purchase Price. At or prior to the Closing, KIAC and Sellers shall enter into an agreement allocating the Purchase Price among the Purchased Assets in accordance with Treasury Regulation 1.1060-1T. Such agreement shall not allocate the Purchase Price in any manner that would subject any Seller to a federal tax liability to which it would not otherwise be subject. KIAC and Sellers shall report and file all Tax Returns (including amended Tax Returns and claims for refund) consistent with such allocation, and shall take no position contrary thereto or inconsistent therewith (including, without limitation, in any audits or examinations by any taxing authority or in any other proceedings). KIAC and Sellers shall cooperate in the filing of any forms

(including Form 8594) with respect to such allocation, including any amendments to such forms required with respect to any adjustment to the Purchase Price pursuant to this Agreement. Notwithstanding any other provisions of this Agreement, the foregoing agreement shall survive the Closing Date without limitation. In the event that KIAC and Sellers do not enter into the agreement contemplated by this Section 4.2 hereof at or prior to the Closing, the Closing shall nevertheless take place, and each party hereto shall thereafter take such position with respect to allocating the Purchase Price as it deems reasonable; provided that no such allocation shall be binding upon or affect Agent or any of the Senior Lenders.

         4.3      Adjustments to Purchase Price.

                  (a) KIAC and Sellers acknowledge and agree that, during the period from the date of this Agreement through and including the Closing Date, Sellers or Foreign Subsidiaries may sell or otherwise dispose of one or more of the items of inventory included in the Purchased Assets in the usual, regular and ordinary course of their respective businesses as presently conducted and consistent with past practice. If, and to the extent that, any Seller or Foreign Subsidiary does so, KIAC shall be entitled to 75% of the Gross Sales Price of each item so sold or otherwise disposed of ("KIAC's Percentage"). KIAC's Percentage shall be payable by reducing the Cash Portion of the Purchase Price by an amount equal to the aggregate amount of KIAC's Percentage; provided, however, that instead of so paying all or any portion of KIAC's Percentage to KIAC, Sellers or Foreign Subsidiaries may, at their option, utilize all or such portion of KIAC's Percentage to purchase one or more items of inventory selected by Sellers' management and consistent in all respects (including, without limitation, as to type, quality, mix and price) with the inventory included in the Purchased Assets listed or described in Schedule 2 hereto, which item or items so purchased shall automatically and immediately thereafter be included in the Purchased Assets; provided, further, that, without the prior written consent of KIAC (which consent shall not be unreasonably withheld or delayed), no Seller or Foreign Subsidiary shall purchase (i) any individual item of inventory if the purchase price of such item is greater than $50,000 or (ii) any individual lot of inventory if the aggregate purchase price of such lot is greater than $250,000. In the event that any portion of KIAC's Percentage is not utilized in accordance with the first proviso to the preceding sentence hereof, the Cash Portion of the Purchase Price shall be reduced by the dollar amount allocable to that portion of KIAC's Percentage which is not so utilized. If any Seller or Foreign Subsidiary exercises the option granted to it in such first proviso, on the third Business Day of each calendar week, Sellers shall jointly prepare and deliver to KIAC a report in form and substance acceptable to KIAC that sets forth by Part number an itemized list of all inventory purchased by Sellers or Foreign Subsidiaries with KIAC's Percentage during the preceding calendar week.

                  (b) In the event that, at any time during the period from the date of this Agreement through and including the Closing Date, any Seller shall sell or otherwise dispose of any of the inventory included in the Retained Assets, KIAC shall be entitled to 25% of the Gross Sales Price of each such sale or other disposition, as applicable, which amount shall (i) be payable by reducing the Cash Portion of the Purchase Price by an amount equal to the aggregate amount to which KIAC shall be entitled pursuant to this Section 4.3(b) hereof; provided, however, that all or any portion of such amount may, at the option of Sellers, be utilized by Sellers to purchase one or more items of inventory selected by Sellers' management and consistent in all respects (including, without limitation, as to type, quality, mix and price) with the inventory included in the Purchased Assets listed or described in
Schedule 2 hereto, which item or items so purchased shall automatically and immediately thereafter be included in the Purchased Assets; provided, further, that, without the prior written consent of KIAC (which consent shall not be unreasonably withheld or delayed), no Seller shall purchase (i) any individual item of inventory if the purchase price of such item is greater than $50,000 or
(ii) any individual lot of inventory if the purchase price of such lot is greater than $250,000. In the event that any portion of the amount payable to KIAC pursuant to this Section 4.3(b) is not utilized in accordance with the first proviso to this Section 4.3(b), the Cash Portion of the Purchase Price shall be reduced by the dollar amount allocable to that portion of such amount which is not so utilized.

                  (c)      In the event that, as a result of the operation of
Section 12.1 hereof or in the event that any tangible Purchased Asset is damaged as described in Section 12.1 hereof but such damage has not been fully repaired,
(i) the Cash Portion of the Purchase Price shall be reduced by an amount equal to the Book Value of such Purchased Asset, if such Purchased Asset is destroyed, or by an amount equal to the dollar amount necessary to repair any damaged Purchased Asset so that it is restored to the condition in which it existed immediately prior to the occurrence of such damage or (ii) at the option of Sellers, Sellers may substitute, for any Purchased Asset that is damaged or destroyed between the date hereof and the date on which risk of loss passes pursuant to Section 12.1 hereof, one or more other "like-kind" assets then owned by Sellers and acceptable to KIAC having a Book Value equal to the Book Value of the destroyed or damaged Purchased Asset; provided, however, that Sellers shall not be entitled to substitute any assets pursuant to this Section 4.3(c)(ii) if the Book Value of the Purchased Assets that have been damaged or destroyed is equal to or greater than $10,000,000.

                  (d) If, at the time of the Closing, the Book Value of the inventory included in the Purchased Assets shall be in excess of $90,000,000, the Cash Portion of the Purchase Price shall be increased by an amount equal to such excess. For purposes of this Section 4.3(d) hereof, the Book Value of the inventory to be included in the Purchased Assets shall be determined on the same basis and in accordance with the same generally accepted accounting principles consistently applied as were utilized in determining the Book Value of the inventory listed or described in Schedule 2 to this Agreement

                  (e) If either the Sellers or KIAC shall claim any adjustment (whether an increase or decrease) to the Cash Portion of the Purchase Price pursuant to paragraphs (a), (b), (c) or (d) of this Section 4.3 (an "Adjustment Claim"), then the following procedures shall apply:

                           (i) if, prior to Closing, either Sellers or KIAC shall obtain information upon which it concludes that an Adjustment Claim may be made, then such party (the "Adjustment Claimant") shall promptly (and, in any event, not less than five Business Days prior to the Closing) notify the other party written notice of such Adjustment Claim, providing in such notice a reasonable and good faith estimate of the amount of the Adjustment Claim and the basis for the calculation of such Adjustment Claim;

                           (ii) if the aggregate amount of the Adjustment Claim that an Adjustment Claimant estimates that it will be entitled to receive at Closing is in excess of $3 million, then one of the following courses of action shall be pursued: (x) the parties may proceed to close the transactions contemplated by this Agreement by giving effect to the amount of the Adjustment Claim asserted by the Adjustment Claimant (or by giving effect to a mutually agreed upon Adjustment Claim in a lower amount), in which case such adjustment to the Cash Portion of the Purchase Price shall be made at the Closing;
         (y) the parties may proceed to close the transactions subject to the Adjustment Claimant's withdrawing its Adjustment Claim or reducing its Adjustment Claim to an amount equal to or less than $3 million (with the amount of such Adjustment Claim as so reduced to be resolved pursuant to Section 4.3(e)(iv)); or (z) either party may, at its option, terminate this Agreement but without forfeiture by KIAC of the Deposit and without any obligation on the part of Sellers to pay any KIAC Expenses or the Agreement Termination Amount. If the parties elect to close the transactions pursuant to clause (y) hereof, other than as the result of the Adjustment Claimant's withdrawal of its Adjustment Claim, then the provisions of Section 4.3(e)(iv) below shall apply to resolve the unresolved amount of the Adjustment Claim (which shall in no event exceed the lesser of any amount to which the Adjustment Claimant elected to reduce its Adjustment Claim or $3 million);

                           (iii) if the aggregate amount of the Adjustment Claim that an Adjustment Claimant estimates that it will be entitled to receive at Closing is equal to or less than $3 million, then the parties shall proceed to close the transactions contemplated by this Agreement and, after the Closing, the amount of the Adjustment Claim shall be resolved in accordance with the provisions of Section 4.3(e)(iv);

                           (iv) if the parties have closed the transactions contemplated by this Agreement without having resolved at the Closing the amount of any Adjustment Claim identified by the Adjustment Claimant prior to Closing, or if, after the Closing, any Adjustment Claim is identified by a party that was not asserted by it prior to Closing (provided that any post-Closing assertion of an Adjustment Claim must be asserted by a party prior to the 30th day following the Closing or such Adjustment Claim shall be deemed to have been waived), then the amount of the Adjustment Claim shall be resolved by mutual agreement of the parties or by the determination of Independent Accountants selected by and mutually agreed upon by the parties; provided, however, that in no event shall the amount of the Adjustment Claim (whether identified by the Adjustment Claimant prior to or after the Closing) exceed the lesser of the amount, if any, to which the

         Adjustment Claimant reduced its Adjustment Claim prior to Closing or $3 million;

                           (v) if any Adjustment Claim results in a reduction in the Cash Portion of the Purchase Price, such Adjustment shall be given effect post-Closing by KIAC's offsetting the amount thereof against any amounts thereafter payable by KIAC to Sellers. If the Adjustment Claim results in an increase in the Cash Portion of the Purchase Price, then such Adjustment shall be given effect post-Closing by KIAC's payment of such increase to Sellers within five Business Days after the date on which the amount of such Adjustment Claim has been mutually agreed upon by the parties or determined by the aforesaid Independent Accountants;

                           (vi) Sellers shall not be authorized to terminate this Agreement pursuant to the provisions of Section 4.3(e)(ii) without the consent of Agent. Provided that the Agent and all of the Senior Lenders shall have complied, at all times and in all material respects, with all of the obligations of the Agent and the Lenders (as defined in the Lenders' Agreement) under Section 2 of the Lenders' Agreement (the "Lenders' Obligations"), Sellers shall not be authorized to agree or consent to the amount of any Adjustment Claim asserted by KIAC or assert any Adjustment Claim in excess of $3 million without the consent of Agent, and any such termination, consent, agreement or assertion by Sellers without Agent's consent shall be void and of no force and effect.

         4.4 Prorations. (a) Sellers shall be liable for all (i) insurance premiums that relate to any time prior to the Closing Date, (ii) Property Tax, ad valorem tax and similar Taxes and fees with respect to the Purchased Assets that relate to any time prior to the Closing Date, (iii) all employee payroll costs (other than accrued vacation, sick or personal day expenses) that relate to any time prior to the Closing Date and (iv) all payment and performance obligations under agreements that are Assumed Contracts that relate to any time prior to the Closing Date and KIAC shall be liable for (x) all such insurance premiums, Property Tax, ad valorem tax and similar taxes and fees, employee payroll costs and payment and performance obligations that relate to any time on or subsequent to the Closing Date (regardless, in all of the cases referred to in this sentence of the reporting or payment dates of the premiums, taxes, costs and obligations referred to therein) and (y) all accrued vacation, sick or personal day expenses. All such insurance premiums, Property Taxes, ad valorem taxes and similar Taxes and fees, payroll costs (other than accrued vacation, sick or personal day expenses) and payments under agreements that are Assumed Contracts, shall be prorated between KIAC and Sellers as of 12:01 a.m. local time on the Closing Date. It is expressly acknowledged and agreed that KIAC shall have no obligation or liability with respect to any premiums for officers and directors insurance or for insurance on any assets other than Purchased Assets (regardless of the period to which they relate) and that no such premiums shall be so prorated. At the Closing, (i) Sellers shall deposit into escrow pursuant to an escrow agreement satisfactory in form and substance to each of the parties to this Agreement, an amount equal to the aggregate amount of Sellers' prorated share of all such insurance premiums, Property Taxes, ad valorem taxes, similar Taxes and fees, payroll costs and lease payments or similar payments for which Seller shall not have made payment prior to the Closing and (ii) KIAC shall pay to Sellers, by increasing the Cash Portion of the Purchase Price, an amount equal to the aggregate amount of KIAC's prorated share of all such insurance premiums, Property Taxes, and valorem taxes, similar Taxes and fees, payroll costs and payments under Assumed Contracts or similar payments for which Seller shall have made prepayment prior to the Closing; provided, however, that, in the event that KIAC shall have made any payment to Sellers in accordance with this clause (ii) in respect of any prepayment of which KIAC shall not receive the full benefit (for example, because KIAC is unable to maintain in effect any insurance in respect of which a premium was prepaid by any Seller), Sellers shall repay the amount so paid by KIAC promptly upon their receipt of notice from KIAC that such repayment is due hereunder. KIAC shall have (i) the right of reasonable review and approval of Sellers' Property Tax assessments and returns (ii) reasonable access to all books and records that substantiate such returns and (iii) the right to contest any assessment for which KIAC bears any economic responsibility. Sellers shall cooperate with KIAC to advance any such review, approval and contest.

                  (b) All refunds, reimbursements or credits receivable with respect to the Purchased Assets and Assumed Contracts which relate to a period that begins on a day before the Closing Date and ends on a day after the Closing Date shall be prorated such that Sellers shall be entitled to that portion of any such refund, reimbursement and credit, as the case may be, applicable to the period preceding the Closing Date, and KIAC shall be entitled to that portion of any such refund, reimbursement and credit, as the case may be, applicable to any period from and after the Closing Date. If either party hereto shall receive any such refund reimbursement or credit after the Closing Date, it shall promptly remit to the other party its pro rata share of such refund, reimbursement and credit, as the case may be.

                  (c) In connection with any payment or other obligation of KIAC under this Section 4.4, KIAC shall have (i) the right of reasonable review and approval of Sellers' property tax assessments and returns, (ii) reasonable access to all books and records that substantiate such returns and (iii) the right to contest any assessment for which KIAC bears any economic responsibility. Sellers shall reasonably cooperate with KIAC to advance any such review, approval and contest.

         4.5 No Other Reduction. Except as expressly provided in Sections 4.1, 4.3, 4.4, 5.3(b)(i) and 12.1 of this Agreement, the Cash Portion of the Purchase Price shall not be subject to any adjustment, offset, recoupment, counterclaim or other increase or reduction whatsoever.

                                   ARTICLE V

                            EFFECTIVENESS AND CLOSING

         5.1      Effectiveness.

                  (a) This Agreement shall become effective, and shall be binding upon and enforceable against, KIAC and each Seller upon its execution and delivery by each of such parties. Following the commencement of the Chapter 11 Cases, this Agreement shall remain in full force and effect (subject to all applicable provisions of the Bankruptcy Code). Notwithstanding anything to the contrary set forth in this Agreement, KIAC may terminate this Agreement at any time prior to the Closing in the event that (i) the aggregate cost to the Sellers of the insurance coverage required under Section 6.7(a) hereof shall have increased by 50% or more or (ii) a Material Reduction in Value shall have occurred; provided, however, that, in the event that any Seller or Agent shall have notified KIAC in writing of the inaccuracy of any representation or warranty herein or in any Collateral Agreement or the breach by any Seller of any covenant herein or in any Collateral Agreement, then (whether or not a Material Reduction in Value shall have occurred) the right of KIAC to terminate this Agreement in accordance with clause (ii) of this sentence as a consequence of such inaccuracy or breach shall only be exercisable for a period of 30 days following the date of KIAC's receipt of such written notification.

                  (b) Unless this Agreement shall have theretofore been terminated in accordance with any provision hereof, on or before the first Business Days after the date on which the Agent shall have delivered to KIAC a copy of the Lenders' Agreement duly executed by the Agent and each Senior Lender, KIAC and Sellers shall enter into an Escrow Agreement, in the form of Exhibit C hereto, and, pursuant thereto, KIAC shall deposit in escrow the sums of $500,000 (concurrently with its receipt of such document) and $4,500,000, (on or before the ninth Business Day thereafter), which sums shall thereafter be held and disposed of in accordance with the terms of the Escrow Agreement and
Section 4.1 hereof.

         5.2 Closing. The consummation of the sale and purchase of the Purchased Assets contemplated hereby (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 701 Brickell Avenue, Suite 2100, Miami, Florida 33131, subject to the satisfaction or waiver of the conditions set forth in Sections 5.5 and 5.6 hereof, as promptly as practicable following the satisfaction of each of the conditions set forth in Sections 5.5(j) and 5.6(d) hereof (and in any event not later than the Scheduled Closing Date), or at such other time and place and on such other date as Sellers and KIAC shall agree.

         5.3      Deliveries at Closing.  At the Closing:

                  (a) Sellers shall execute and deliver to KIAC (or, with respect to the Foreign Assets, shall cause the appropriate Foreign Subsidiaries to execute and deliver to KIAC) the items described in clauses (i) through (vii) below:

                           (i) general bills of sale and assignment, in the form of Exhibit D-1 hereto (each, a "Bill of Sale"), with respect to the Purchased Assets and any other documents reasonably requested by KIAC so as to convey to KIAC good and marketable title, free and clear of all Liens that are not Permitted Liens, in and to the Purchased Assets (other than any Engines), each executed by the appropriate Seller or Sellers;

                           (ii) for each Engine, a bill of sale in the form of Exhibit D-2 hereto;

                           (iii)    the officers' certificates referred to in
         Section 5.5(a) hereof;

                           (iv)     all other documents, certificates,
         instruments or writings (other than opinions of counsel) reasonably requested by KIAC in connection herewith;

                           (v) a certificate of insurance naming KIAC an additional insured and loss payee under all insurance policies maintained by each Seller in respect of the Retained Assets insofar as such policies relate to each Seller's "lease portfolio";

                           (vi) the Purchased Verified Parts physical inventory report referred to in Section 5.4 hereof; and

                           (vii)    the written instrument referred to in
         Section 6.7(e) hereof that lists the Consigned Verified Parts included in the Consigned Inventory.

                  (b) KIAC shall deliver to Sellers the items described in clauses (i) through (iv) below:

                           (i) (A) the Cash Portion of the Purchase Price, less (B) the amount of the Deposit delivered to Sellers in accordance with Section 4.1 hereof, plus (C) the aggregate amount of all adjustments to the Cash Portion of the Purchase Price to be made in favor of the Sellers at the Closing in accordance with Section 4.3 hereof, less (D) the aggregate amount of all adjustments to the Cash Portion of the Purchase Price to be made in favor of KIAC at the Closing in accordance with Section 4.3 hereof, plus or less (E) the net aggregate amount of all amounts payable at the Closing with respect to prorations (as provided in Section 4.4 hereof), which sum shall, at the time of the Closing, be deposited by KIAC into such account or accounts as Sellers shall designate to KIAC in writing no later than two Business Days prior to the Closing;

                           (ii) an Assumption Agreement, in the form of Exhibit E hereto (the "Assumption Agreement"), pursuant to which KIAC shall assume the Assumed Liabilities to be assumed at the Closing, executed by KIAC;

                           (iii)    the officer's certificate referred to in
         Section 5.6(c) hereof; and

                           (iv)     all other documents, certificates,
         instruments or writings (other than opinions of counsel) reasonably requested by Sellers in connection herewith.

                  (c) Sellers and KIAC shall enter into a mutually agreeable transition services agreement, pursuant to which KIAC shall agree to make available to Sellers (at Sellers' sole cost and expense and to the extent consistent with such employees' obligations to KIAC under the terms of their employment agreements and otherwise) one or more employees of KIAC who were formerly employed by Kellstrom to assist Sellers in their efforts to liquidate or otherwise realize value from the Retained Assets (including any tax refund claims). Such transition services agreement shall expressly provide that neither KIAC nor any such employee shall have any liability of any nature whatsoever with respect to any act or omission by KIAC or any such employee relating in any manner to such transition services agreement or the provision of any service thereunder. In the event that Sellers and KIAC are unable to reach agreement on a transition services agreement prior to the Closing, the Closing shall nevertheless take place.

         5.4 Delivery of Purchased Assets and Consigned Inventory. At the time of the Closing, Sellers shall (and, with respect to the Foreign Assets, shall cause the appropriate Foreign Subsidiaries to) deliver the Purchased Assets and Consigned Inventory to KIAC by providing KIAC with (i) Bills of Sale with respect to the Purchased Assets, (ii) any other documents and instruments of transfer reasonably requested by KIAC so as to convey to KIAC good and marketable title, free and clear of all Liens that are not Permitted Liens, in and to the Purchased Assets, (iii) the Sale and Consignment Order, which order shall (A) entitle KIAC to have access to and possession and control of the Purchased Assets (other than the Foreign Assets) and the Consigned Inventory and
(B) order and direct the Sellers to cause the Foreign Subsidiaries to provide KIAC with access to and possession and control of the Foreign Assets and (iv) any and all keys and security codes necessary to gain access to the Designated Locations (excluding Approved Vendor locations) and any and all other premises where the Purchased Assets and Consigned Inventory are located, warehoused or stored, with the risk of loss remaining with the Sellers until KIAC takes delivery in accordance with the provisions of this Section 5.4. Each Seller shall conduct a physical inventory of all Purchased Verified Parts owned by it as of the Closing Date, and Sellers shall cooperate to jointly prepare a single report, by Purchased Verified Part number, that reflects the results of each Seller's physical inventory of the Purchased Verified Parts.

         5.5 Conditions Precedent to Obligations of KIAC. The obligations of KIAC under this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in writing at the option of KIAC:

                  (a) No Material Reduction in Value in respect of which KIAC shall then have the right to terminate this Agreement pursuant to Section 5.1(a) hereof shall have occurred, and KIAC shall have received a certificate or certificates, dated as of the Closing Date, executed on behalf of each Seller, each by an authorized executive officer of such Seller, certifying in such detail as KIAC may reasonably request that no such Material Reduction in Value shall have occurred.

                  (b) The waiting period under the HSR Act or any other applicable competition, merger, control, antitrust Law or similar Law shall have expired or terminated, and all Governmental Authorities whose consent is required for consummation of the transactions contemplated hereby shall have issued all approvals required for the transactions contemplated hereby, and no condition or requirement unacceptable to KIAC in its sole discretion shall be imposed on or required of KIAC or any of its Affiliates as a result of or as a condition to any of the foregoing.

                  (c) All Consents listed or described in Schedule 9 hereto shall have been obtained (without any limitation, restriction or condition not otherwise applicable to any Seller being imposed on KIAC or its ownership or use of any Purchased Assets), except where the failure to obtain such Consents have not had, or would not be reasonably likely to have, a Material Adverse Effect.

                  (d) No action, suit or proceeding (including, without limitation, any proceeding over which the Bankruptcy Court has jurisdiction under 28 U.S.C. ss. 157(b) and (c)) shall be pending or overtly threatened by or before any Governmental Authority or pending or overtly threatened by any other Person to enjoin, restrain, prohibit or obtain substantial damages or significant equitable relief in respect of or related to any of the transactions contemplated by this Agreement, or that would be reasonably likely to prevent or make illegal the consummation of any transactions contemplated by this Agreement or that, if adversely determined, could be materially adverse to the operation, use or occupancy of the Purchased Assets, Consigned Inventory or Miramar Facility and any such actions, suits or proceedings that have theretofore been brought and determined shall have become Final Orders.

                  (e) There shall not be in effect any Law of any Governmental Authority of competent jurisdiction restraining, enjoining or otherwise preventing the consummation of the transactions contemplated by this Agreement.

                  (f) (i) The Sellers shall have acquired from AVS, free and clear of any and all Liens (other than Permitted Liens), all of the Leased FF&E, so that Sellers can sell, transfer, convey, assign and deliver all of such Leased FF&E to KIAC in accordance with the terms of this Agreement; (ii) (A) the owner of the real property which is the subject of the Miramar Lease and all other Persons (if any) who have any interest in such real property which may entitle or enable such Persons to terminate the Miramar Lease or evict KIAC from, or otherwise disturb KIAC's possession and quiet enjoyment of, such real property shall have delivered to KIAC written documents satisfactory in form and substance to KIAC acknowledging and agreeing to KIAC's right to undisturbed possession and quiet enjoyment of such real property throughout the term of the Miramar Lease so long as KIAC is not in default under the Miramar Lease (in each case, as amended in accordance with clause (B) below) and (B) the Miramar Lease shall have been amended (upon the terms and conditions outlined in Schedule 29 to this Agreement and pursuant to a written document satisfactory in form and substance to KIAC), and shall have been assumed by Kellstrom and assigned to KIAC in accordance with the terms of this Agreement and the requirements of the Bankruptcy Code; and (iii) KIAC and KAV shall have entered into a consignment agreement, upon the terms and conditions outlined in Schedule 30 to this Agreement and satisfactory in form and substance to KIAC, pursuant to which KAV shall have consigned inventory to KIAC.

                  (g) Sellers and the Foreign Subsidiaries shall have delivered the Purchased Assets and Consigned Inventory to KIAC, in accordance with Section 5.4 of this Agreement.

                  (h) Sellers shall have assumed and assigned to KIAC the Assumed Contracts, pursuant to the Sale and Consignment Order and in accordance with the requirements of the Bankruptcy Code.

                  (i) No loss or modification of, or limitation on, any Assumed Contract shall have occurred since the date of this Agreement without the prior written consent of KIAC in its sole discretion including, without limitation, any forfeiture, expiration without renewal, termination or other loss thereof, except for losses, modifications or limitations that, individually or in the aggregate, have not had, or would not be reasonably likely to have, a Material Adverse Effect.

                  (j) The Sale and Consignment Order shall have become a Final Order.

                  (k) The employment by Kellstrom of Yoav Stern and Zivi Nedivi, in the respective capacities in which such Persons are so employed on the date hereof, shall not have been terminated without the prior written consent of KIAC.

         5.6 Conditions Precedent to Obligations of Sellers. The obligations of Sellers under this Agreement to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived in writing at the option of Sellers with the prior writing consent of the Agent (provided that the Agent shall, at all times and in all material respects, have complied with the Lenders' Obligations):

                  (a) KIAC shall have tendered to the Sellers payment of the amount described in Section 5.3(b)(i) of this Agreement.

                  (b) The waiting period under the HSR Act or any other applicable competition, merger, control, antitrust Law or similar Law shall have expired or terminated, and all Governmental Authorities whose consent is required for consummation of the transactions contemplated hereby shall have issued all approvals required for the transactions contemplated hereby.

                  (c) There shall not be in effect any Law of any Governmental Authority of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement.

                  (d)      (i)      The Sale and Consignment Order shall have
become a Final Order or (ii)(A) the Sale and Consignment Order shall have been duly entered by the Bankruptcy Court and (B) neither the Sale and Consignment Order nor the consummation of any of the transactions contemplated hereby or thereby shall have been stayed, enjoined or otherwise prohibited by Law.

                  (e)      (i)      The Sellers shall have acquired from AVS,
free and clear of any and all Liens (other than Permitted Liens), all of the Leased FF&E, so that Sellers can sell, transfer, convey, assign and deliver all of such Leased FF&E to KIAC in accordance with the terms of this Agreement; (ii)
(A) the owner of the real property which is the subject of the Miramar Lease and all other Persons (if any) who have any interest in such real property which may entitle or enable such Persons to terminate the Miramar Lease or evict KIAC from, or otherwise disturb KIAC's possession and quiet enjoyment of, such real property shall have delivered to KIAC written documents satisfactory in form and substance to KIAC acknowledging and agreeing to KIAC's right to undisturbed possession and quiet enjoyment of such real property throughout the term of the Miramar Lease so long as KIAC is not in default under the Miramar Lease (in each case, as amended in accordance with clause (B) below and (B) the Miramar Lease shall have been amended (upon the terms and conditions outlined in Schedule 29 to this Agreement and pursuant to a written document satisfactory in form and substance to KIAC), and shall have been assumed by Kellstrom and assigned to KIAC in accordance with the terms of this Agreement and the requirements of the Bankruptcy Code; and (iii) (A) Sellers and KAV shall have entered into a consignment agreement, upon the terms and conditions set forth in Schedule 30 to this Agreement and satisfactory in form and substance to KIAC, pursuant to which KAV shall have consigned inventory to Sellers, (B) the Bankruptcy Court shall have approved such consignment agreement by a Final Order and (C) such consignment agreement shall have been assigned to KIAC in accordance with the terms of this Agreement and the requirements of the Bankruptcy Code.

                  (f) The aggregate amount required to be paid by Sellers pursuant to Section 3.1 of this Agreement (exclusive of amounts required to cure defaults, if any, under the Miramar Lease) shall not exceed $500,000.

         5.7 Waiver of Conditions Precedent. In the event that the Closing shall take place, each of KIAC and the Sellers shall be deemed to have validly and effectively waived, in accordance with all of the terms and provisions of this Agreement, any condition precedent to its respective obligations under this Agreement which may not have been satisfied at the time of the Closing (whether or not it shall theretofore have done so in writing) and none of KIAC or the Sellers shall thereafter have any claim of any nature whatsoever against any other party thereto by reason of any non-satisfaction of any such condition precedent.

                                   ARTICLE VI

                              CONSIGNMENT OF ASSETS

         6.1      Appointment and Acceptance of Agency.

                  (a) Subject to the terms and conditions hereof, each Seller hereby appoints KIAC as its agent during the Consignment Period and grants KIAC the exclusive right during the Consignment Period to market, through sale, lease and exchange transactions in accordance with the terms and conditions hereof, the Consigned Inventory owned by such Seller. KIAC hereby accepts such appointment and agrees to market the Consigned Inventory for Sellers through sale, lease and exchange transactions. Except as otherwise set forth in this Agreement, KIAC acknowledges and agrees that KIAC shall not sell, lease or exchange or otherwise transfer any Consigned Inventory to KIAC or any Subsidiary of KIAC without the prior written consent of the applicable Seller, which consent shall not be unreasonably withheld or delayed.

                  (b) Sales, leases and exchanges of Consigned Inventory by KIAC shall be on an individual item or lot basis and on such terms and conditions, at such prices and to such purchasers, lessees and exchange recipients as KIAC deems appropriate; provided, that if, for any calendar quarter, (i) the ratio of the aggregate Gross Sales Price for all Consigned Inventory sold by KIAC during such calendar quarter to the Book Value of such Consigned Inventory sold by KIAC during such calendar quarter is less than 50% (excluding sales of Consigned Inventory sold as scrap pursuant to Section 6.2 hereof) or (ii) the aggregate Gross Sales Price for all Consigned Inventory sold by KIAC during such calendar quarter is not at least 75% of the Fair Market Value of such Consigned Inventory (excluding sales of Consigned Inventory sold as scrap pursuant to Section 6.2 hereof), then Sellers shall have the right, exercisable by written notice to KIAC, to require KIAC to receive the prior consent of the applicable Seller or Agent to sell Consigned Inventory reasonably likely to generate an aggregate Gross Sales Price in excess of $25,000. In the event that KIAC seeks such consent (which consent shall not be unreasonably withheld or delayed), it shall request the consent of the applicable Seller or Agent on any Business Day by speaking by telephone or in person with an authorized representative of such Seller or Agent, and promptly thereafter confirming such request by e-mail. In the event that none of the foregoing representatives of Sellers or Agent shall respond to such request for consent within 24 hours after such e-mail is sent, such request for consent shall be deemed granted. In the event that either of the Persons named above (or any other designee referred to above) shall verbally respond to KIAC's request to consent within the 24-hour period referred to above, such Person or designee shall promptly thereafter send an e-mail confirmation of his or her response to the employee of KIAC to whom the verbal response was given at the email address provided by such employee. The obligation of KIAC to obtain such consent of Sellers or Agent with respect to the sale of Consigned Inventory under this
Section 6.1(b) hereof shall terminate automatically upon the results of a succeeding calendar quarter reflecting (i) a ratio of aggregate Gross Sales Price to the Book Value for Consigned Verified Parts sold in such calendar quarter greater than or equal to 50% (excluding sales of Consigned Inventory sold as scrap pursuant to Section 6.2 hereof), or (ii) aggregate Gross Sales

Price for Consigned Inventory sold by KIAC during such calendar quarter is greater than or equal to 75% of Fair Market Value of such Consigned Inventory (excluding sales of Consigned Inventory sold as scrap pursuant to Section 6.2 hereof). Upon written notice from Sellers, the obligation of KIAC to obtain such consent may be reinstated upon the results of a subsequent calendar quarter reflecting that the aggregate Gross Sales Price does not meet either of the thresholds set forth in the first sentence of this Section 6.1(b) hereof.

                  (c) It is the intent of KIAC to sell each Part in "as-is", "where-is" condition without any representations or warranties, express or implied, except (i) a warranty of good title and (ii) such representations and warranties as KIAC may customarily provide in respect of any repair, maintenance, overhaul, modification, refurbishment or other work (including, without limitation, any assignable warranties of the manufacturers of such Part or of any Person that has overhauled or maintained such Part; provided, that KIAC shall not make or purport to make on behalf of any Seller, Agent or the Liquidating Trust any such representation or warranty.

                  (d) Notwithstanding any appraisal performed in connection with the calculations contemplated by Section 6.1(b) hereof, at any time and from time to time during the Consignment Period, KIAC shall have the right, at its sole expense, to cause an appraisal of the Consigned Verified Parts to be performed by a third party appraiser selected by KIAC in its sole discretion, but the results of any appraisal by such third party appraiser shall not be binding upon Sellers, Agent or the Liquidating Trust.

         6.2 Scrap. From time to time, KIAC shall furnish to Sellers, for their review, a list of Consigned Inventory that KIAC has determined to be ready for breakdown as scrap or non-saleable due to obsolescence, or a condition beyond economic repair (other than as a result of an Event of Loss) or for other reasons and, to the extent that Sellers concur with and consent to KIAC's determination (which consent shall not be unreasonably withheld or delayed), the items of Consigned Inventory set forth on such list shall be sold or otherwise disposed of as scrap. In the event that Sellers fail to consent or object to such list (or any item or items therein) within thirty calendar days after the date such list is furnished to Sellers, KIAC shall be entitled to return such item or items of Consigned Inventory to the applicable Seller and upon shipment thereof to, or at the direction of, the applicable Seller, such item or items shall cease to constitute Consigned Inventory.

         6.3      Certain Responsibilities of KIAC.

                  (a)      All Consigned Inventory held by KIAC pursuant to this
Article VI shall be held by KIAC as a bailee-for-hire, subject to the terms and conditions hereof, and Sellers shall at all times retain title to all items of Consigned Inventory held by KIAC and the Records related thereto wherever located (unless and until title thereto shall pass to KIAC from the applicable Seller of such item of Consigned Inventory as provided in Section 6.8(a) hereof).

                  (b) Without ten days prior written notice to and the consent of Sellers (which consent shall not be unreasonably withheld or delayed), KIAC shall not, except as otherwise expressly provided herein, locate or maintain any Consigned Inventory at any location other than a Designated Location or transfer any Consigned Inventory to any Person (other than in a sale, lease or exchange transaction contemplated hereunder). Not less than ten days prior to the Closing, KIAC shall give Sellers written notice of each location where any Consigned Inventory, Records related thereto or any records of KIAC relating to any Consigned Inventory shall be regularly kept and KIAC shall thereafter give Sellers ten days prior written notice of any change in any such location.

                  (c) At the expense of Sellers, KIAC shall continue to list the Consigned Inventory for sale with the Inventory Locator Service unless and until such time as it becomes no longer economically feasible to do so.

                  (d) KIAC shall, to the extent it deems appropriate, identify items of Consigned Inventory for repair, overhaul, refurbishment or modification to enhance the marketability, saleability, leasability or exchangeability of the Consigned Inventory. KIAC shall maintain a list of vendors (each, an "Approved Vendor"), which have been and hereafter shall be approved by KIAC according to a vendor approval process consistent with its quality manual as in effect from time to time. Any item of Consigned Inventory identified for repair, overhaul, refurbishment or modification under this
Section 6.3(d) hereof shall only be sent to Approved Vendors. The Approved Vendors list shall be made available to Sellers upon their request therefor. KIAC shall repair, overhaul, refurbish or modify, or cause to be repaired, overhauled, refurbished or modified, in accordance with this Agreement and all applicable FAA rules, regulations and standards then in effect each item of Consigned Inventory that KIAC determines, in its sole discretion. Any and all amounts expended by KIAC to repair, overhaul, refurbish or modify the Consigned Inventory shall be treated as a Reimbursable Expense; provided, however, that the aggregate amount of Reimbursable Expenses due and payable by Sellers on any Business Day during the Consignment Period shall not be in excess of $[2,000,000] without the prior written approval of Sellers. If KIAC determines in its sole discretion not to repair, overhaul, refurbish or modify an item of Consigned Inventory, it shall be entitled to disassemble and "part out" the item of Consigned Inventory requiring such repair, overhaul, refurbishment or modification and shall report such determination to Sellers and Agent.

                  (e) KIAC and Sellers acknowledge that KIAC has agreed to assume the payment of certain outstanding payment obligations relating to the Consigned Inventory sent out for repair, refurbishment, overhaul or modification prior to and on the Closing Date and which shall not be returned until after the Closing Date (the "Existing Repair Orders"). KIAC shall be reimbursed for all amounts so assumed and paid by KIAC in respect of Existing Repair Orders by offsetting such amounts against all payments which KIAC would otherwise be required to distribute and remit to Sellers under Section 6.5 hereof with respect to the repaired, refurbished, overhauled or modified item of Consigned Inventory.

                  (f) KIAC shall issue an invoice for each sale, lease or exchange by it of any Consigned Inventory hereunder in accordance with its customary business practices.

                  (g) KIAC shall (1) collect from each purchaser, lessee or exchange recipient of any item of Consigned Inventory all applicable Sales Taxes, (2) pay all Sales Taxes to the taxing authorities entitled thereto, (3) file any and all Tax Returns in respect of Sales Taxes in accordance with applicable Law, and (4) maintain records of the foregoing in accordance with all applicable Laws and consistent with its customary business practices. KIAC shall, as reasonably requested by Sellers, provide Sellers with copies of all receipts, returns and other records which KIAC creates and/or receives in connection with its obligations pursuant to this Section 6.3(g) hereof.

                  (h) KIAC shall physically inspect each item of Consigned Inventory returned to it by a purchaser, lessee or exchange recipient thereof and shall verify the serial number thereof (or, if such item of Consigned Inventory shall have been delivered by Sellers to KIAC pursuant hereto without a serial number, KIAC shall otherwise identify, to its reasonable satisfaction, that the property returned to it is in fact the item of Consigned Inventory that was shipped by it). No item of Consigned Inventory shall be accepted for return by KIAC other than under circumstances under which returns are customarily accepted by KIAC with respect to its own inventory.

                  (i) KIAC shall provide warehousing and storage facilities for the Consigned Inventory (including the Records related thereto) subject to this Article VI comparable to the facilities used by KIAC for the warehousing and storage of its own inventory. KIAC shall locate and store such Consigned Inventory (including the Records related thereto) as shall, from time to time, be in the possession of KIAC and shall use commercially reasonable efforts to identify the Consigned Inventory as Sellers' property unless and until shipped to a purchaser, lessee or exchange recipient or returned to, or otherwise disposed of, in accordance with this Agreement or at the direction of, the applicable Seller, pursuant to Section 6.3(l) hereof. KIAC shall safeguard the Consigned Inventory (including the Records related thereto) in a manner consistent with procedures utilized for its own inventory.

                  (j) KIAC shall maintain accurate and complete records for all Consigned Inventory based upon the records provided to KIAC by Sellers (and not by performing a physical inventory of the Consigned Inventory or Consigned Verified Parts), including, without limitation, inventory records, and maintenance and repair records, and update the Records in connection with the repair or overhaul of the Consigned Inventory in accordance with all applicable FAA rules, regulations and standards. KIAC shall maintain all Permits as may be required by the FAA or other applicable regulatory authority to perform the undertakings contemplated hereby. As soon as practicable after the Closing Date and on each Consignment Report Date during the Consignment Period, KIAC shall provide to Sellers complete and correct copies of such records and FAA reporting, as applicable in computer readable form reasonably acceptable to Sellers and consistent with industry standards then in effect at the time such records and reports are provided.

                  (k) On any Consignment Termination Date arising from a Consignment Termination Event described in Section 6.9(a) hereof, (A) (1) the agency of KIAC hereunder shall cease; (2) Sellers or Agent shall have the right to enter the premises of KIAC, or any Designated Location or any other location where any Consigned Inventory is then located, and repossess such Consigned Inventory (and the Records related thereto) then subject to this Agreement; and
(3) KIAC shall hold, in accordance with the terms and subject to the conditions of Article VI hereof, and make available to Sellers or Agent for repossession all Consigned Inventory (and the Records related thereto) then in the possession and control of KIAC until such Consigned Inventory has been so repossessed (but in no event longer than 90 days after the end of the Consignment Period) and (B) to the extent that Sellers or Agent have not exercised their right to enter the premises as described in clause (i) above, (1) the agency of KIAC hereunder shall cease; (2) KIAC shall continue to hold, in accordance with the terms and subject to the conditions of Article VI hereof, and all Consigned Inventory (and the Records related thereto) then in the possession and control of KIAC for a period of up to 90 days after the end of the Consignment Termination Date; (3) during such 90-day period, KIAC shall return to Sellers, or at Sellers' request dispose of, the Consigned Inventory that is subject to this Agreement as of the Consignment Termination Date (together with the Records and any and all records of KIAC described in Section 6.3(j) hereof relating to such Consigned Inventory in such manner and at such locations in the United States as the Sellers shall direct; and (4) prior to the end of such 90-day period, KIAC and Sellers shall conduct a final accounting of all amounts payable pursuant to Article VI hereof. Notwithstanding the foregoing, KIAC and Sellers (with the prior consent of Agent) may mutually elect to extend the Consignment Period and the agency created under Section 6.1(a) hereof with respect to any item of Consigned Inventory and, if so extended, all of the provisions of this Article VI hereof shall continue with respect to such item until it is sold, leased, exchanged, or returned to the applicable Seller, and the rights and provisions of Section 6.5 hereof are satisfied. From and after any Consignment Termination Date, all reasonable and documented costs incurred in connection with the return, disposal or other disposition of any item of Consigned Inventory, Records related thereto or other records pursuant to this Section 6.3(k) hereof, including shipping costs and such other costs and expenses as are directly allocable to the return or disposal of the Consigned Inventory, shall be paid in advance by Sellers. Absent such payments, KIAC may after 30 days following notice and demand for such pre-payment dispose of the Consigned Inventory in such manner as it, in its sole discretion, shall determine.

                  (l) Upon the sale, lease, exchange, disposal or return to Sellers of all Consigned Inventory pursuant to Section 6.3(k) hereof, Sellers shall promptly pay to KIAC all Reimbursable Expenses for which KIAC has not received reimbursement from Sellers under Section 6.5 hereof.

                  (m) KIAC shall not take title to any Consigned Inventory in any jurisdiction in which the sale of such Consigned Inventory to KIAC would be subject to any Sales Tax without either (i) obtaining Sellers' written consent or (ii) providing a certificate of resale or analogous document for such jurisdiction, in form and substance reasonably satisfactory to Sellers.

         6.4      Certain Responsibilities of Sellers.

         KIAC shall (i) file any and all tax returns in respect of Property Taxes in accordance with applicable Law, and (ii) maintain records of the foregoing in accordance with all applicable Laws and prudent business practice. Sellers shall reimburse KIAC, directly or by offset against any amounts due and payable to Sellers under this Agreement, for any and all costs incurred by KIAC in connection with its obligations under this Section 6.4 hereof (exclusive of normal overhead) and for any and all Property Taxes required to be paid to any taxing authorities on or in connection with the Consigned Inventory. Sellers shall, as reasonably requested by KIAC, provide KIAC with copies of all receipts, returns and other records which Sellers create and/or receive in connection with their respective obligations pursuant to this Section 6.4 hereof.

         6.5      Commissions and Payments.

                  (a) The Net Sales Proceeds for each item of Consigned Inventory sold, leased or exchanged by KIAC hereunder shall be distributed 70% to the applicable Seller and 30% to KIAC (the "Consignee Commission"), subject to offset as provided in Section 6.11 hereof, but (notwithstanding anything to the contrary set forth in this Agreement) only as so provided in such section.

                  (b) KIAC shall remit to Sellers monthly, not later than the fifth Business Day of the calendar month following the calendar month in which the Net Sales Proceeds are received and applied in the normal course by KIAC against specified invoices as listed on the related remittance, an amount equal to the Net Sales Revenue. All Net Sales Proceeds received by KIAC during any calendar month shall be applied to the invoice in respect of which such Net Sales Proceeds were remitted; provided; however, that, if KIAC is unable to make such application because the customer does not provide sufficient detail with its remittance, such payment shall be applied to the outstanding Purchased Accounts Receivable of such customer (on an "oldest first" basis), and any payments in excess of the outstanding amount of such outstanding Purchased Accounts Receivable shall be applied (on an "oldest first" basis) to outstanding accounts receivable arising from any sale by KIAC to such customer. Each payment required to be remitted by KIAC pursuant to this Section 6.5(b) shall be made to one or more bank accounts designated from time to time by Sellers by written notice to KIAC. Each payment made by KIAC to Sellers pursuant to this Section 6.5(b) shall be accompanied by a cash receipts report in form and substance mutually acceptable to KIAC and Sellers, which report shall reflect accounts receivable collections received by KIAC during the immediately preceding calendar month in respect of the sale, lease and exchange of Consigned Inventory.

                  (c) KIAC shall remit to Sellers monthly, not later than the fifth Business Day following the last day of each calendar month (each, a "Monthly True Up Payment Date"), an amount equal to the Net Sales Revenue related to accounts receivable arising from the sale of Consigned Inventory to the extent that such accounts receivable have been outstanding for more than 120 calendar days.

                  (d) If the aggregate amount due and payable to Sellers under this Article VI shall exceed $5,000,000 on any Business Day during the Consignment Period, KIAC shall, in its sole discretion, either (i) promptly (and in any event within five Business Days following the date on which such amount exceeded $5,000,000) remit to Sellers Net Sales Revenue in an amount equal to such excess or (ii) cause all future sales, leases and exchanges of Consigned Inventory to be conducted on a (A) cash in advance or (B) cash on delivery basis, in each case, until such time as the aggregate Net Sales Revenue due and payable to Sellers under this Article VI is no longer in excess of $5,000,000.

                  (e) KIAC shall be responsible for all invoicing procedures and accounts receivable collections for the sale, lease or exchange of the Consigned Inventory.

                  (f) On each relevant payment date, KIAC shall deduct from the amount of Net Sales Revenue otherwise payable to Sellers hereunder (and shall retain for its own account) all (i) amounts previously remitted to Sellers for any Consigned Inventory sold by KIAC and returned by a purchaser thereof in accordance with the terms of the sale during the calendar month to which such payment date relates, (ii) amounts incurred by KIAC in connection with the Property Insurance and Liability Insurance described in Section 6.7(a)(i) and
Section 6.7(a)(ii) hereof, and (iii) other amounts due to KIAC under this
Article VI hereof.

                  (g) Notwithstanding any other provision of this Agreement to the contrary, if at any time any item of Consigned Inventory is sold by KIAC to KIAC or any Subsidiary of KIAC, the item so sold shall be deemed to have been sold for Net Sales Proceeds equal to the Fair Market Value of such item and to have been paid for on the date of sale.

                  (h) KIAC may enter into exchange transactions with third-party customers upon such terms and in such manner as shall be consistent with the past practice of Sellers. Upon an exchange with an end-user of (but not a dealer in) any item or items of Consigned Inventory for another item or items, title to the item or items received in the exchange shall automatically pass to Sellers (and KIAC shall provide all documentation Sellers may reasonably request to evidence such passage of title) and thereafter, each such item shall be considered an item of Consigned Inventory for all purposes of this Agreement. Each such item so received shall have attributed to it the amount of the Reimbursable Expenses allocable to the item of Consigned Inventory transferred in exchange therefor. If KIAC receives an Exchange Fee in addition to the part received in the exchange, then such Exchange Fee shall be treated as Net Sales Proceeds to be allocated and distributed pursuant to Sections 6.5(a) and
(b)hereof. If KIAC scraps any part received in an exchange and treats the same as a sale of the exchanged item to the exchange customer, such sale shall be treated as a sale of such exchanged item hereunder and the proceeds of such sale shall be allocated pursuant to Sections 6.5(a) and (b) hereof.

         6.6      Review and Reporting.

                  (a) On the 25th calendar day following the last day of each calendar month (such date, a "Consignment Report Date"), KIAC shall provide to Sellers and Agent a report in substantially the form described in Schedule 1 hereto (a "Consignment Report") relating to the calendar month immediately preceding the Consignment Report Date. Each of Sellers and Agent shall have the right to inspect the Consigned Inventory and all records relating to the Consigned Inventory from time to time during the Consignment Period and during KIAC's normal business hours, such inspections to be solely at the expense of Sellers or Agent, as applicable, and conducted so as not to unreasonably disrupt the operations of KIAC and its Affiliates.

                  (b) KIAC shall periodically review with Sellers KIAC's standard operating procedures for the disassembly, repair, maintenance, overhaul, refurbishment and modification of Consigned Inventory, and any proposed modifications or amendments thereto.

                  (c)      (i)      Sellers shall review the Consignment Reports
and, no later than ten Business Days after receiving each Consignment Report, shall notify KIAC in writing of any objections to such Consignment Report, specifying in reasonable detail the grounds for such objection (the "Objection"). KIAC shall no later than five Business Days after receipt by it of any Objection, by written notice to Sellers accept or reject such Objection, specifying in reasonable detail the grounds for any rejection thereof. If KIAC accepts any Objection, the Consignment Report shall be revised accordingly and reissued, and the amount payable to Sellers hereunder in respect of the reporting period to which such Consignment Report relates shall also be adjusted accordingly. KIAC shall promptly pay Sellers such additional amount as shall be required to be paid to Sellers as a result of such adjustment. If KIAC rejects any Objection, the parties shall meet within five Business Days after KIAC notifies Sellers of such rejection to discuss and resolve any such Objection.

                           (ii)     If the parties fail to reach agreement a
resolution of an Objection at such meeting, or at any mutually agreed upon postponement or adjournment thereof, Sellers may at their option, by written notice delivered to KIAC within five Business Days following the date of such meeting or postponement or adjournment thereof, either (A) withdraw such Objection (in which case no adjustments in respect of such withdrawn Objections shall be made to such report), or (B) pursue the Objection by requiring the Consignment Report to which the Objection relates to be examined and verified by the Independent Accountants which shall review and resolve the Objection. KIAC and Sellers shall cooperate fully with such accountants and shall provide such accountants (if reasonably necessary to resolve the Objection) such records, invoices, accounts, documents and other information relating to Article VI hereof and the Consigned Inventory as such accountants shall request in connection with their examination and verification of such Consignment Reports. KIAC shall provide such accountants all information available to it related to the Consigned Inventory and reasonably necessary to allow such accountants to verify, if and to the extent applicable to the Objection, the following with respect to the period to which the Objection relates:

(A) the frequency of sales, leases and exchanges of Consigned Inventory and (B) that the Labor Costs and Material Costs assessed as Reimbursable Expenses are accurately reflected in the Consignment Reports. The criteria set forth in the foregoing clauses (A) and (B) are hereinafter referred to as the "Accounting Criteria". The accountants shall review the Accounting Criteria taking into account KIAC's commercially reasonable business discretion, operational capabilities and contract commitments. The resolution of the Objection and the results of the calculations performed by the Independent Accountants shall be accepted by KIAC and Sellers as final, nonappealable and conclusive for the purpose of determining all amounts payable under Article VI hereof in respect of all Consigned Inventory sold, leased or exchanged or deemed sold, leased or exchanged during the reporting period subject to the Objection. KIAC and Sellers each agree that they shall, within five Business Days following their respective receipt of the final report by such Independent Accountants, make such payments, if any, as shall be required to be made by them, as the case may be, as a result of such final report.

                  (d) If, as a result of the examination and verification by any such Independent Accountants of the Consignment Reports for any period of six consecutive months, KIAC shall be required to pay Sellers an aggregate amount in excess of 5% of the aggregate amount originally determined by KIAC to be payable to Sellers in respect of the six-month period covered by such Consignment Reports, all fees and expenses of the Independent Accountants in connection with such examination and verification shall be paid solely by KIAC; otherwise, such fees and expenses shall be paid solely by Sellers.

                  (e) In addition to any such examination and verification, on or during the 30-day period prior to each anniversary of the Closing Date, KIAC, at Sellers' prior written request and cost, shall permit Sellers (jointly) or Agent to verify any of the Accounting Criteria specified by Sellers with respect to the Consigned Inventory during the preceding 12 calendar months, using the same procedures as are specified in Section 6.6(c) hereof. KIAC and Sellers shall cooperate fully and KIAC shall provide Sellers on demand with such records, invoices, accounts, documents and other information relating to this Agreement and the Consigned Inventory as they shall request in connection with their verification. Any unreconciled differences between the Consigned Inventory as reported by KIAC in the Consignment Reports and the Consigned Inventory as determined by Sellers or Agent, as applicable, pursuant to this Section 6.6(e) hereof shall be treated as Events of Loss hereunder.

                  (f) KIAC and Sellers hereby agree that all Consignment Reports and all other information learned and required to be provided by and in any way relating to this Agreement, the Consigned Inventory or any of the transactions contemplated hereby (including, without limitation, during any period that due diligence is being conducted) shall be treated as confidential, shall be used solely for the purpose of performing their respective obligations hereunder and shall not be disclosed to any third party, except to prospective successors and permitted transferees of KIAC or Sellers, or the counsel, accountants, lenders, insurance brokers or other agents of KIAC, Sellers or the aforementioned transferees who agree in advance, in writing, to keep such information confidential unless such information is required to be disclosed by Law, and then only to the extent so required.

         6.7      Insurance and Events of Loss.

                  (a) KIAC shall keep in full force and effect at all times during the Consignment Period the following insurance coverage with insurers used by KIAC or other insurers of recognized reputation and responsibility:

                           (i) All risk property, including in-transit insurance, with respect to the Consigned Inventory and the Retained Assets to the extent that such assets relate to a Seller's "lease portfolio" in an amount equal to the Insured Value thereof (the "Property Insurance"). Insofar as the relevant policies cover the Consigned Inventory held by KIAC and the Retained Assets to the extent that such assets relate to a Seller's "lease portfolio", Sellers shall be named as additional insureds and sole loss payee as its interests may appear, under the policy without imposing any obligation on Sellers to pay the premiums thereof, and the insurer shall waive all rights of subrogation with respect to Sellers.

                           (ii) Comprehensive general liability insurance in an amount not less than $100,000,000 and products liability insurance in an amount not less than $500,000,000 (together, "Liability Insurance"), in each case combined single limit bodily injury and property damage per occurrence/aggregate. Sellers shall be named as additional insureds under each Liability Insurance policy without imposing any obligation on Sellers to pay the premiums thereof. Each Liability Insurance policy shall include broad-form contractual liability subject to the terms and conditions of the policy. Each Liability Insurance policy shall operate with respect to each additional insured as though a separate policy were issued to each, provided that such provisions shall not operate to increase the insurer's limit of liability.

                           (iii) Workers compensation and employers liability required by all applicable Laws.

                           (iv) Nothing in this Section 6.7 hereof shall prohibit Sellers from obtaining (A) the insurance coverages referred to in Sections 6.7(a)(i). (ii) and (iii) hereof should KIAC fail to do so, or (B) additional insurance in respect of any Consigned Inventory consigned hereunder so long as such additional insurance shall in no manner invalidate any insurance maintained by KIAC in accordance with the provisions of this Section 6.7 hereof.

                  (b) The insurance policies described in Sections 6.7(a)(i) and 6/7(a)(ii) hereof shall be endorsed to include breach of warranty protection in favor of Sellers, and said insurance shall be primary insurance over any such insurance carried by the Sellers.

                  (c) KIAC shall provide certificates of insurance from its independent insurance broker or underwriters to Sellers evidencing the coverages referred to in Sections 6.7(a)(i), (ii), and (iii) hereof at the Closing, upon any increase in coverage or amount of any insurance required by this Agreement, and upon policy renewal for the term of the Consignment Period. The certificate shall provide for a 30 day notice to Sellers of cancellation of or material change to the coverages required hereby.

                  (d) Sellers shall be responsible for and shall reimburse (to the extent such amount has not already been paid pursuant to Section 6.5(f) hereof) KIAC promptly upon receipt from KIAC of a written request therefor for their ratable share of the insurance premium cost incurred by KIAC in connection with its obligation to maintain the insurance coverages referred to in Sections 6.7(a)(i) and (ii) hereof. Sellers' ratable share shall be based on the Insured Value of the Consigned Inventory covered during the period for which the premium is charged as allocated by the applicable insurance carrier. KIAC shall be responsible for timely payment of the costs of insurance maintained by it pursuant to Sections 6.7(a)(i) and (ii) hereof; provided, however, that such allocation shall be reassessed on a quarterly basis and adjusted accordingly. Any deductible for Property Insurance and Liability Insurance shall be borne by KIAC and Sellers in proportion to the respective Fair Market Value (as determined by the insurer or insurers thereof) of their insured assets against which the deductible is to be applied. Any deductibles applicable under the insurance policies required to be maintained by KIAC pursuant to Sections 6.7(a)(i) and (ii) hereof shall, with respect to each policy year, be applied against claims in proportion to the average Fair Market Values (as determined by the applicable insurer) of the assets of KIAC and Seller covered by such policies during such policy year. In the event that, at any time before or after the end of any policy year, it shall be determined that any deductible was applied in any manner inconsistent with the provisions of the preceding sentence hereof, the party against which a deductible was applied in a disproportionately low manner shall pay to the other party, in cash or by offset, such amount or amounts as shall be necessary to cause all deductibles for such policy year to have been applied in accordance with such preceding sentence.

                  (e) Within 30 days following the date hereof, Sellers shall begin a physical inventory of the Consigned Verified Parts included in the Consigned Inventory, and within 30 days following the Closing Date, Sellers shall execute and deliver to KIAC a written instrument listing or otherwise identifying to their mutual satisfaction all Consigned Verified Parts included in the Consigned Inventory existing and consigned to KIAC under this Agreement as of the time of the Closing. Such instrument shall be jointly prepared by Sellers on the basis of a physical inventory of the Consigned Verified Parts included in the Consigned Inventory as of the Closing conducted by Sellers or KPMG at the expense of the Sellers in accordance with generally accepted accounting standards or on such other basis as KIAC and Sellers shall agree. Within ten Business Days after the discovery of an Event of Loss with respect to any item of Consigned Inventory or any item which shall become an item of Consigned Inventory subsequent to the Closing, KIAC shall, as soon as is practical, give Sellers written notice of such event. Promptly following receipt by KIAC of any insurance proceeds or condemnation awards relating to any such Event of Loss, KIAC shall pay the amount of such insurance proceeds or condemnation awards (net of any Reimbursable Expenses and any Consignee Commission related to the item of Consigned Inventory that is the subject of the Event of Loss) to the applicable Seller to one or more bank accounts designated by such Seller by written notice to KIAC. Each such payment shall be treated identically to a payment by

KIAC to Sellers of the Net Sales Revenue with respect to the item of Consigned Inventory suffering such Event of Loss, and accordingly, such payment shall be allocated pursuant to Sections 6.5(a) and (b) hereof. In the event that any insurance proceeds or condemnation awards on account of any Event of Loss with respect to any item Consigned Inventory shall be paid directly to Sellers, then Sellers shall promptly remit to KIAC the Reimbursable Expenses and Consignee Commission with respect to such item upon receipt by Sellers of a request therefor accompanied by reasonable evidence thereof.

         6.8      Passage of Title Upon Sale, Warranties, Etc.

                  (a) Title to each item of Consigned Inventory (and the Records related thereto) shall automatically pass from the applicable Seller to KIAC, free and clear of all Liens except Permitted Liens, immediately prior to the shipment of such item to the purchaser or exchange recipient thereof. At all times prior to the passage of title in accordance with the first sentence of this Section 6.8(a) hereof, title to each item of Consigned Inventory (and the Records related thereto) shall remain in the applicable Seller.

                  (b) Each and every item of Consigned Inventory subject to the terms and conditions of this Article VI is owned by a Seller, is free and clear of all Liens that are not Permitted Liens and is being provided by Sellers on an "as is" and "where is" basis.

                  (c) All Consigned Inventory sold, leased, exchanged or otherwise transferred to a purchaser, lessee, exchange recipient or transferee thereof shall be so sold, leased, exchanged or transferred with only those warranties, if any, of KIAC as it may determine from time to time in its sole discretion, and Sellers shall have no responsibility therefore except for warranties relating to title and liens.

         6.9      Termination of Consignment.


                  (a) The term "Consignment Termination Event," wherever used herein, means any of the following events or conditions (whatever the reason for such Consignment Termination Event and whether it shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any governmental rule or government action):

                           (i)      the occurrence of an Event of Default;

                           (ii) the sale or other disposition by KIAC hereunder of all Parts included in the Consigned Inventory;

                           (iii)    the fifth anniversary of the Closing Date;

                           (iv) KIAC's failure to achieve a Performance Benchmark; or

                           (v)      the expiration of a Force Majeure Waiting
         Period.

                  (b) Upon the occurrence of any Consignment Termination Event described in (a)(i) above, Sellers shall have the right at any time within 30 days of the occurrence thereof upon written notice to KIAC to terminate the Consignment Period. Upon the occurrence of any Consignment Termination Event described in clauses (a)(ii) or (iii) above, the Consignment Period shall automatically terminate. Upon the occurrence of any Consignment Termination Event described in clause (a)(iv) above and provided that KIAC shall not have remitted the Make-Up Price to Sellers within 30 days following the last day of the relevant Performance Benchmark period, Sellers shall have the right, within 30 days of KIAC's failure to remit the Make-Up Price, to terminate the Consignment Period, which termination shall be effective immediately upon written notice thereof to KIAC; provided, further, that irrespective of whether Sellers elect to terminate the Consignment Period pursuant to the immediately preceding proviso, KIAC shall have the right, within 30 days following any failure by it to achieve the relevant Performance Benchmark, to terminate the Consignment Period, which termination shall be effective immediately upon written notice thereof to Sellers. Upon the occurrence of the Consignment Termination Event described in clause (a)(v) above, the party whose performance is not affected by the force majeure shall have the right at any time upon written notice to the other party to terminate the Consignment Period. The date on which the Consignment Period shall be terminated hereunder shall be referred to herein as the "Consignment Termination Date". On the Consignment Termination Date, the Consignment Period shall end and the provisions of Section 6.3(k) hereof shall apply. Notwithstanding anything to the contrary set forth in this Agreement, on or within 30 days after the Consignment Termination Date, all amounts which are then owed to KIAC under any provision of this Agreement shall be paid to KIAC in cash and the Consignment Period shall not end until such payment shall have been received.

                  (c)      The term "Event of Default," wherever used in this
Section 6.9 hereof, means any of the following events or conditions (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any governmental rule or governmental action):

                           (i) KIAC shall fail to make any payment not in dispute (any and all undisputed portions shall be timely paid) when due under this Article VI hereof and such payment shall remain overdue for a period of three Business Days;

                           (ii) KIAC shall fail to perform or observe any other material covenant, condition or agreement to be performed or observed by it pursuant to or in connection with this Agreement (including, without limitation, KIAC's obligation to provide the Reports and to maintain accurate and complete records for the Parts pursuant to Section 6.3(j) hereof) and such failure shall continue for a period of 15 calendar days after written notice thereof is given by Sellers to KIAC, provided, however, that such cure period shall be extended if KIAC shall have made good faith efforts during such cure period to cure the default but shall not have completed such cure, but in no event shall such additional cure period extend for greater than 15 calendar days beyond the initial 15-day cure period;

                           (iii) KIAC shall make or permit any unauthorized assignment or transfer of this Agreement or any interest therein or intentionally use or permit the use of any item of Consigned Inventory for an illegal purpose;

                           (iv) A petition against KIAC shall be filed in a proceeding or case under the Bankruptcy Code or other Federal insolvency law as now or hereafter constituted, or any other applicable Federal bankruptcy, insolvency or other similar law, or a case is commenced under any such Federal law to appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of KIAC or for all or substantially all of its property, or to wind-up or liquidate its affairs, and in any of such cases, such petition or case shall not be withdrawn or dismissed within 60 days thereafter;

                           (v) Any judgment, decree or order for relief shall be entered by a court having jurisdiction in respect of KIAC in an involuntary case under any applicable state bankruptcy, insolvency or other similar law, or appointing a sequestrator (or similar official) of KIAC or for all or substantially all of its property, or ordering the winding-up or liquidation of its affairs and any such judgment, decree or order shall continue unstayed and in effect for a period of 30 days after the entry thereof;

                           (vi) KIAC shall commence a voluntary case under the Bankruptcy Code, or any other applicable Federal or State bankruptcy, insolvency, corporate winding up or reorganization provisions or other similar law, or KIAC shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of KIAC or for all or substantially all of its property, or KIAC shall make any assignment for the benefit of creditors; or

                           (vii) KIAC shall discontinue its operations related to the redistribution of aircraft parts and engine parts for a period in excess of 60 consecutive calendar days.

                  (d) Upon the occurrence and continuance of any Event of Default, and without limiting the terms of this Section 6.9 hereof, Sellers may exercise any and all rights they may now or hereafter have under applicable Law, whether existing at law or in equity, including, without limitation, the right to enter the premises of KIAC, or any Designated Location or any other location where any Consigned Inventory is then located, and repossess any item of Consigned Inventory then subject to this Agreement and to proceed by appropriate court action to enforce the terms hereof and to recover damages for the breach hereof. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to Sellers at law or in equity; and the exercise or beginning of exercise by Sellers of any one or more such remedies shall not preclude the simultaneous or later exercise by Sellers of any or all such other remedies. No express or implied waiver by Sellers of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

         6.10     Force Majeure

                  (a)      If any performance by KIAC or Sellers under this
Article VI hereof is delayed or prevented by any acts of God (including severe weather), strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, fire, explosions or other casualty, national emergency, enemy action either directly or indirectly, and any other cause beyond the reasonable control of a party, then the period of such party's performance of the applicable obligation shall be automatically extended for the same amount of time that such party is so delayed or hindered. The affected party shall use its best efforts to remove the cause of delay. Both parties shall notify each other in writing of the said failure within ten days after the commencement of the event relied upon for its failure to comply with its obligations.

                  (b) If a party shall fail to perform its obligations under this Article VI hereof (other than an obligation by KIAC to remit monies due and payable to any Seller within the time period provided in this Article
VI), for a period of 90 days or more, or if KIAC shall fail to remit monies due and payable to any Seller for a period of 15 days or more beyond the time period provided in this Article VI, by reason of any circumstance referred to in
Section 6.10(a) of this Agreement, the other party shall have the right to terminate the Consignment Period pursuant to Section 6.9 hereof.

         6.11 Payments by Seller; KIAC's Right of Offset. Any payment or reimbursement due and payable from any Seller to KIAC (a) under this Article VI,
(b) in respect of the breach by any Seller of (i) any representation or warranty that shall survive the Closing pursuant to Section 7.21 of this Agreement or
(ii) any covenant of any Seller set forth in Article X hereof (but not any covenant set forth in Article IX hereof, none of which shall survive the Closing) or (c) as otherwise expressly set forth in any other provision of this Agreement shall be effected by KIAC offsetting the amount of such payment or reimbursement to be paid by any Seller to KIAC against amounts due and payable from KIAC to any Seller (to the extent of such amounts due and payable) and by Sellers' remittance of the balance of any such payment or reimbursement to KIAC in cash.

                                  ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers jointly and severally make the following representations and warranties to KIAC, each of which shall be true and correct as of the date of this Agreement and as of the Closing Date (except to the extent expressly relating to a specific date, in which event it shall be true and correct as of such date) and shall be unaffected by any investigation heretofore or hereafter made by or on behalf of KIAC. It is expressly acknowledged and agreed that no Seller is making any representation or warranty whatsoever, expressed or implied (including, without limitation, any representation as to the condition, merchantability, suitability or fitness for a particular purpose of any of the Purchased Assets or the Consigned Inventory), except as explicitly set forth in this Article VII , any other provision of this Agreement or in any written agreement, document or instrument executed and delivered by such Seller in connection with this Agreement or any transaction contemplated hereby or thereby.

         7.1 Organization and Good Standing. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (or such other jurisdiction as is identified in Schedule 1 hereto) and has the requisite corporate or other organizational power and authority to own, lease or otherwise hold its properties and assets and carry on its business as presently conducted. Each Seller is qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires such qualification, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have a Material Adverse Effect.

         7.2 Authorization and Effect of Agreement. Each Seller has the requisite corporate power and authority to execute and to deliver this Agreement and the Collateral Agreements and, subject to the entry of the Sale Procedures Order and the Sale and Consignment Order, to perform its obligations hereunder and under the Collateral Agreements. The execution and delivery of this Agreement and the Collateral Agreements by each Seller, and the performance by such Seller of its obligations hereunder and thereunder and the consummation by such Seller of the transactions contemplated hereby and thereby, have been duly authorized by its board of directors and no other corporate action on the part of Seller is necessary to authorize the execution and delivery of this Agreement, the Collateral Agreements or the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly and validly executed and delivered by each Seller and constitutes, and each of the Collateral Agreements (when executed and delivered by each Seller which is a party thereto) shall constitute, a valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms, subject (in each case) to the entry of the Sale Procedures Order and the Sale and Consignment Order.

         7.3 No Conflicts. The execution and delivery by each Seller of this Agreement and each of the Collateral Agreements to which it is to be a party do not, and will not, and the performance by each Seller of the transactions contemplated by this Agreement or such Collateral Agreements, will not, (a) conflict with, or result in any violation of, or constitute a default under, or give rise to the creation of a Lien not expressly contemplated in this Agreement upon any of the Purchased Assets, the Miramar Facility, the Miramar Leasehold or the Consigned Inventory or to a right of termination, cancellation or acceleration of any obligation or to a loss of a benefit under, (i) any provision of the certificate of incorporation or bylaws or other applicable constituent documents of any Seller or Foreign Subsidiary, (ii) any of the terms, conditions or provisions of any Contract by which any Seller or Foreign Subsidiary is bound, (iii) any Law applicable to or binding on any Seller or Foreign Subsidiary or any of the assets of any Seller or Foreign Subsidiary, (b) affect the ability of KIAC to own, use, operate or occupy (as the case may be) the Purchased Assets or the Miramar Facility in substantially the same manner as the Purchased Assets and the Miramar Facility are presently owned, used, operated or occupied by Sellers or the Foreign Subsidiaries (or to sell, lease or exchange the Consigned Inventory) following the Closing or (c) accelerate or trigger any right or obligation of any party under any Assumed Contract.

         7.4      No Third Party Options. Except as otherwise set forth in
Schedule 11 hereto, there are no existing agreements, options or commitments (other than agreements entered into, options granted or commitments undertaken by any Seller or Foreign Subsidiary, in each case in the usual, regular and ordinary course of its respective business and consistent with past practice) granting to any Person the right to acquire any right, title or interest of any Seller or Foreign Subsidiary, in or to any of the Purchased Assets, Consigned Inventory or Miramar Leasehold or any interest therein.

         7.5 Data. To Sellers' Knowledge, all Data (other than FAA maintenance records) are true and correct in all material respects (it being understood and agreed that, for purposes of this Section 7.5, Data shall be deemed not to be "true and correct in all material respects" if any item or items of Data are untrue or incorrect in any respect that (together with all other failures of one or more items of Data to be true and correct in any respect) materially impairs the ability of KIAC to own, operate, sell, lease, exchange, finance or otherwise use the Purchased Assets or the Consigned Inventory) and are accurately extracted from the books and records of Sellers. To Sellers' Knowledge, all FAA maintenance records are true and correct in all respects.

         7.6 Consents and Approvals. (a) The execution and delivery by Sellers of this Agreement and the Collateral Agreements do not and will not require any Consent and (b) the consummation by Sellers of the transactions contemplated hereby and thereby will not require any Consent other than the Sale Procedures Order and the Sale and Consignment Order and any Consent that may be required under the HSR Act.

         7.7 Permits; Compliance with Law. Schedule 12 hereto sets forth a true, correct and complete list of all Permits of Sellers and Foreign Subsidiaries. Sellers and Foreign Subsidiaries possess all Permits necessary for the operation and ownership of the Purchased Assets and Consigned Inventory and the occupancy and utilization in the manner currently utilized by Sellers as the Miramar Facility, except where a failure to be in possession of any Permit or Permits would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. All Permits issued to Sellers and Foreign Subsidiaries are in full force and effect, except where a failure of one or more Permits to be in effect would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. No outstanding violations are or have been recorded in respect of any of the Permits. The use and operation by Sellers and Foreign Subsidiaries of the Purchased Assets and Consigned Inventory, the occupancy and utilization by Sellers of the Miramar Facility and the conduct by Sellers and Foreign Subsidiaries of their respective businesses comply with all Laws and the requirements and conditions of all Permits and all rules, regulations, directives and policies of all Governmental Authorities having jurisdiction over any of the Purchased Assets or Consigned Inventory and the businesses conducted by Sellers and Foreign Subsidiaries. No proceeding is pending or, to any Seller's Knowledge, threatened to revoke, withdraw or limit any such Permit, and there is no fact, error or admission relevant to any Permit that would permit the violation of or revocation, withdrawal or limitation or result in the threatened violation of or revocation, withdrawal or limitation of any such Permit.

         7.8 Litigation. Except as set forth in Schedule 8 to this Agreement, there are no (a) judicial or administrative actions, proceedings or investigations pending or, to any Seller's Knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by any Seller in connection with this Agreement; (b) lawsuits, claims, administrative or other proceedings or investigations relating to the ownership or use of the Purchased Assets or Consigned Inventory or the conduct by any Seller of its business or otherwise affecting the Purchased Assets or Consigned Inventory pending, or, to any Seller's Knowledge, threatened against any Seller; or (c) judgments, orders or decrees of any Governmental Authority binding on any Seller that relate to the Purchased Assets or Consigned Inventory or otherwise affect the Purchased Assets or Consigned Inventory.

         7.9 Title to and Condition and Adequacy of Assets. Each Seller has, and at the Closing each Seller shall convey to KIAC, good, valid and marketable title to the Purchased Assets (other than the Leased FF&E) to be sold by such Seller to KIAC under this Agreement free and clear of all Liens (except for Permitted Liens). Prior to the Closing one or more of the Sellers shall acquire, and at the Closing shall convey to KIAC, good, valid and marketable title to the Leased FF&E, free and clear of all Liens (except for Permitted Liens). The inventory of Parts included in the Purchased Assets and Foreign Assets is generally of the type, kind, quality and mix that Sellers and the Foreign Subsidiaries have in the past acquired, and has generally been maintained by Sellers and the Foreign Subsidiaries in the manner and to the extent that Sellers and the Foreign Subsidiaries have in the past maintained their inventory of similar Parts, in the ordinary course of their business, taken as a whole. The Purchased Assets, Consigned Inventory and Miramar Leasehold include all of the assets, of any and every nature whatsoever, currently utilized by Sellers and the Foreign Subsidiaries in, or necessary for, the operation of every business currently conducted by any Seller or Foreign Subsidiary.

         7.10 Assumed Contracts. The Assumed Contracts are valid and enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity. None of the Sellers is, and to Sellers' Knowledge, no other party thereto is, in material default in the performance, observance or fulfillment of any obligation under any Assumed Contract (other than payments or amounts due thereunder, which shall be paid or discharged by one or more Sellers at or prior to the Closing), and, to Sellers' Knowledge, no event has occurred which, with or without the giving of notice or lapse of time, or both, would constitute a material default thereunder. Except as otherwise set forth in Schedule 9 hereto, none of the Assumed Contracts requires the Consent of any party to its assignment (or prohibits assignment). True and complete copies of all Assumed Contracts (including any amendments thereto) have been delivered to KIAC.

         7.11     Engines.

                  (a) Schedule 1 hereto sets forth a true, correct and complete list of all Engines owned or leased by any Seller or Foreign Subsidiary, including a description of the type and engine number of each such Engine.

                  (b) The Engines included in the Purchased Assets are generally of the type, kind, quality and mix that Sellers and the Foreign Subsidiaries have in the past acquired, and have generally been maintained by Sellers and the Foreign Subsidiaries in the manner and to the extent that Sellers and the Foreign Subsidiaries have in the past maintained their inventory of similar Engines, in the ordinary course of their business, taken as a whole.

                  (c) Sellers and the Foreign Subsidiaries have maintained or caused to be maintained in the ordinary course of their business, taken as a whole, all Records, logs and other materials and records required to be maintained in respect of such Engines by the FAA and any other applicable Governmental Authority.

         7.12 Insurance. Sellers and the Foreign Subsidiaries have in place insurance policies with respect to the Purchased Assets and the Consigned Inventory, in amounts and types that are customary in the industry for similar assets, and all such policies are, and have been (without interruption), in full force and effect.

         7.13     Environmental Matters.

                  (a) Each Seller has complied with, and the Purchased Assets, the Consigned Inventory and Miramar Facility have been and currently are held, occupied or otherwise utilized in compliance with, all applicable Environmental Laws, except to the extent that any and all failures to be in such compliance would not, in the aggregate, constitute or result in a Material Adverse Effect.

                  (b) There is no (i) Environmental Claim relating to the ownership, lease, possession, occupancy or other utilization of any of the Purchased Assets, the Consigned Inventory or the Miramar Facility pending (or, to the Knowledge of any Seller, threatened) against any Seller or (ii) basis for the assertion of any such Environmental Claim against any Seller, which (in all such cases taken as a whole) would, if adversely resolved, result in or constitute a Material Adverse Effect.

         7.14     Taxes.

                  (a) All Tax Returns that were required to be filed by or on behalf of any Seller on or before the date of this Agreement were, and all Tax Returns that shall be required to be filed by or on behalf of any Seller during the period from the date hereof through and including Closing Date shall be, duly filed on a timely basis. All Taxes due with respect to any taxable period or partial taxable period of each Seller ending on or before the Closing Date have been or shall be timely paid or withheld and no claim for assessment or collection of Taxes has been asserted against any Seller. No Seller has executed or filed with the Internal Revenue Service or any other taxing authority any agreement extending the period for filing any Tax Return.

                  (b) Each Seller has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

                  (c)      No Seller is a foreign person within the meaning of
Section 1445 of the Code.

                  (d) None of the Purchased Assets is (i) "tax-exempt use property" within the meaning of Section 168(h) of the Code, (ii) "tax-exempt bond-financed property" within the meaning of Section 168(g) of the Code, (iii) "limited use property" within the meaning of Revenue Procedure 76-30, (iv) subject to Section 168(g)(i)(A) of the Code or (v) property that is or shall be required to be treated as being owned by any Person (other than a Seller) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately before the enactment of the Tax Reform Act of 1986.

                  (e) There is no Contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by any of the Sellers, KIAC or their respective Affiliates by reason of Section 280G of the Code.

         7.15 Labor Matters. Except as otherwise set forth in Schedule 14 hereto;

                  (a) No Seller is a party to any collective bargaining agreement (including any side letter, supplemental agreement or memorandum of understanding) covering any employees of any Seller.

                  (b) There are no controversies pending or, to the Knowledge of Sellers, threatened, or which any Seller reasonably believes will be more likely than not to occur, between Seller and any of its employees, which controversies have or could have a Material Adverse Effect.

                  (c) To the Knowledge of Sellers, there is no petition pending before the National Mediation Board seeking certification or any change in certification of a labor representative with respect to any employee of any Seller.

                  (d) There is no strike, slowdown, work stoppage, labor action or lockout, or, to the Knowledge of Sellers, threat thereof, by or with respect to any employee of any Seller.

                  (e) To the Knowledge of Sellers, there is no unfair labor practice or analogous complaint or claim against any Seller pending before the National Mediation Board or any similar board or agency or before any court of competent jurisdiction or any other forum.

         7.16     Employee Matters.

                  (a) Schedule 15 hereto sets forth a true, correct and complete list of all the current employees of each Seller, their current respective positions or job classifications and their current respective wage scales or salaries, as the case may be, as of the date of this Agreement. Each Seller is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

                  (b) Schedule 16 hereto also sets forth a true, correct and complete list and brief description of each "employee pension benefit plan" (as defined in Section 3(2) of ERISA), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), stock option, stock purchase, deferred compensation plan or arrangement, and other material employee fringe benefit plan or arrangement maintained, contributed to or required to be maintained or contributed to by any Seller for the benefit of any present or former employees of any Seller or their beneficiaries (all the foregoing herein called "Benefit Plans"). Sellers have delivered to KIAC true, complete, and correct copies of
(1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof) and (2) the most recent summary plan description for each Benefit Plan (if any such description was required).

                  (c) Each Seller complies in all material respects with the applicable requirements of Section 4980B(f) of the Code with respect to each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code.

                  (d) As of the Closing Date, each Seller shall have paid all contributions which, subject to any applicable provision or provisions of the Bankruptcy Code, are due and required by the Benefit Plans sponsored by Seller in accordance with the terms of such Benefit Plans and all applicable Laws.

         7.17 Intellectual Property. Schedule 5 hereto contains an accurate and complete list of all Intellectual Property owned or used by Sellers and the Foreign Subsidiaries. Except as set forth in Schedule 5 hereto, Sellers own the entire right, title and interest in and to the Intellectual Property (including, without limitation, the right to use and license the same). Except as set forth in Schedule 5 hereto, there are no pending or (to the Knowledge of Sellers) threatened actions, claims or proceedings of any nature affecting or relating to the Intellectual Property, which, if adversely resolved, would, individually or in the aggregate, result in or constitute a Material Adverse Effect. Schedule 5 hereto lists all notices or claims currently pending or received by any Seller or Foreign Subsidiary that claim infringement of any domestic or foreign letters patent, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademark registrations and applications, service marks, copyrights, copyright registrations or applications, trade secrets, technical knowledge, know-how or other confidential proprietary information. Except as set forth in Schedule 5 hereto, there is, to the Knowledge of Sellers, no reasonable basis upon which any claim may be asserted against any Seller or Foreign Subsidiary for infringement or misappropriation of any domestic or foreign letters patent, patents, patent applications, patent licenses, software licenses, and know-how licenses, trade names, trademark registrations and applications, trademarks, service marks, copyrights, copyright registrations or applications, trade secrets, technical knowledge, know-how or other confidential proprietary information, which, if adversely resolved, would, individually or in the aggregate, result in or constitute a Material Adverse Effect. All letters patent, registrations and certificates issued by any Governmental Authority relating to any of the Intellectual Property and all licenses and other agreements pursuant to which any Seller uses any of the Intellectual Property are valid and subsisting, have been properly maintained and neither any Seller or Foreign Subsidiary, nor to the Knowledge of Sellers, any other Person, is in default or violation thereunder.

         7.18     The Miramar Facility.

                  (a) Except for the real property listed as described in hereto, the Miramar Facility is the only real property of any nature whatsoever which is leased by any Seller. The Seller which is the lessee under the Miramar Lease has a valid leasehold interest in the Miramar Facility.

                  (b) All components of all improvements included within the Miramar Facility, including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein (collectively, the "Improvements"), to the extent required to be maintained, repaired or replaced under the Miramar Lease, are (or, to the extent not so required to be maintained, repaired or replaced, to Sellers' Knowledge, are), in each case, in good working order and repair (ordinary wear and tear excepted). All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems currently serving the Miramar Facility are installed and operating and are sufficient to enable the Miramar Facility to continue to be used and operated in the manner currently being used and operated, and no Seller has any Knowledge of any factor or condition that could result in the termination or material impairment of the furnishing thereof. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement that is not included in the Miramar Facility or available for use pursuant to a valid, binding and enforceable easement agreement or other contractual right in favor of any Seller.

                  (c) All Permits required to have been issued to any Seller to enable the Miramar Facility to be lawfully occupied and used for all of the purposes for which it is currently occupied and used by Sellers have been lawfully issued and are in full force and effect. No Seller has received any notice, or has any Knowledge, of any pending, threatened or contemplated condemnation proceeding affecting the Miramar Facility or any part thereof or any proposed termination or impairment of any parking at the Miramar Facility or of any sale or other disposition of the Miramar Facility or any part thereof in lieu of condemnation.

                  (d) No portion of the Miramar Facility has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition.

                  (e)      Except as set forth in Schedule 17 hereto:

                           (i) no structure included within the Miramar Facility fails to conform in any material respect with applicable ordinances, regulations, zoning laws and restrictive covenants nor encroaches upon real property of others, nor is any portion of the Miramar Facility encroached upon by structures of others in any case in any manner that would have or would be reasonably likely to have a Material Adverse Effect;

                           (ii) no charges or violations have been filed, served, made or threatened against any Seller, or, to the Knowledge of Sellers, any other Person, against or relating to any such property or structure on or any of the operations conducted at the Miramar Facility, as a result of any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning laws or restrictive covenants or as a result of any encroachment on the property of others where the effect of same would have or would be reasonably likely to have a Material Adverse Effect;

                           (iii) other than pursuant to applicable Laws, rules, regulations or ordinances, covenants that run with the land or provisions in any agreement listed in Schedule 17 hereto, there exists no restriction on (A) the use of any portion of the Miramar Facility,
         (B) the assignment of the Miramar Lease or (C) the sublease of the Miramar Lease;

                           (iv) Sellers have adequate permanent rights of ingress to and egress from all property used by any of them for the operations conducted thereon; and

                           (v) there are no developments affecting any portion of the Miramar Facility or interests of any Seller therein pending or, to the Knowledge of Sellers, threatened which might reasonably be expected to curtail or interfere in any material respect with the use of any portion of the Miramar Facility for the purposes for which it is now used.

         7.19 Certain Payments. To the Knowledge of Sellers, no Seller or Affiliate, predecessor or assign of any Seller or any of its or their respective current or former subsidiaries, directors, officers, employees, agents or independent contractors has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

         7.20 Disclosure. No representation or warranty of any Seller contained herein, and no statement contained in any document or other instrument to be furnished by any Seller to KIAC in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the representation, warranty or statement so made not misleading.

         7.21 Survival. None of the representations or warranties by Sellers in this Agreement (other than those made by Sellers in the first two sentences of Section 7.9 of this Agreement or in Article VI hereof) shall survive the Closing.

                                  ARTICLE VIII

                     REPRESENTATIONS AND WARRANTIES OF KIAC

         KIAC hereby makes the following representations and warranties to Seller, each of which shall be true and correct as of the date of this Agreement and as of the Closing Date (except to the extent expressly relating to a specific date, in which event it shall be true and correct as of such date) and shall be unaffected by any investigation heretofore or hereafter made. It is expressly acknowledged and agreed that KIAC is making no representation or warranty whatsoever, expressed or implied, except as explicitly set forth in this Article VII hereof or in any other provision of this Agreement, or in any written Agreement, document or instrument executed and delivered by KIAC in connection with this Agreement or any transaction contemplated hereby or thereby.

         8.1 Corporate Organization. KIAC is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. KIAC is a "U.S. Citizen" within the meaning of the Federal Aviation Act.

         8.2 Authorization and Effect of Agreement. KIAC has the requisite corporate power and authority to execute and deliver this Agreement and the Collateral Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by KIAC of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of KIAC. This Agreement has been duly executed and delivered by KIAC and constitutes a valid and binding agreement of KIAC, enforceable against KIAC in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity. Each of the Collateral Agreements to which KIAC will be a party, when executed and delivered by KIAC, will constitute a valid and binding agreement of KIAC, enforceable against KIAC in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity.

         8.3 No Conflicts. The execution and delivery of this Agreement and the Collateral Agreements by KIAC does not or will not (as applicable), and the performance by KIAC of the transactions contemplated by this Agreement and the Collateral Agreements will not, conflict with, or result in any violation of, or constitute a default under (a) any provision of the certificate of incorporation or by-laws of KIAC, (b) any of the terms, conditions, or provisions of any material agreement or other material document by which KIAC is bound, or (c) any Law or order applicable to or binding on KIAC. Except for the confirmation of the Chapter 11 Plan and the expiration of the waiting period under the HSR Act, no Consent is required to be obtained, made or given (whether pursuant to applicable Law, contract or otherwise) in connection with the execution and delivery of this Agreement by KIAC or the performance by KIAC of the transactions contemplated hereby.

         8.4 Litigation. As of the date of this Agreement, there are no judicial or administrative actions, proceedings or investigations pending or, to KIAC's Knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by KIAC in connection with this Agreement.

         8.5 Survival. None of the representations or warranties by KIAC (other than those set forth in Article VI hereof) shall survive the Closing.

                                   ARTICLE IX

                              PRE-CLOSING COVENANTS

         9.1 Access. Prior to the Closing and upon reasonable notice from KIAC, Sellers shall afford to the officers, attorneys, accountants or other authorized representatives of KIAC reasonable access during normal business hours to the employees of each Seller, the Purchased Assets, the Consigned Inventory, the Miramar Facility and the other facilities of any Seller and the books and records of any Seller relating to the Purchased Assets, the Consigned Inventory then owned and in the possession or custody of, and/or operated by, any Seller and the Miramar Facility so as to afford KIAC full opportunity to make such review, examination and investigation of the Purchased Assets, Consigned Inventory and the Miramar Facility as KIAC determines to be reasonably necessary in connection with the consummation of the transactions contemplated hereby. KIAC shall be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary in connection therewith. Prior to the Closing, Seller shall promptly furnish KIAC with access to such maintenance records, operating data and other information then owned and in the possession or custody of, and/or operated by, any Seller as KIAC may reasonably request. Each Seller shall promptly deliver to KIAC copies of all pleadings, motions, notices, statements, schedules, applications, reports and other papers filed by such Seller in its Chapter 11 Case; provided, however, that KIAC and/or its counsel shall enter an appearance in each Chapter 11 Case and no Seller shall be required to deliver to KIAC any document or material received by KIAC or its counsel as a result of any such entry. Each Seller shall promptly provide to KIAC all documents and materials relating to any proposed sale, of the Purchased Assets, Consigned Inventory or Assumed Contracts or any portion thereof, including, without limitation, with respect to competing bids, and otherwise cooperate with KIAC, to the extent reasonably necessary in connection with KIAC's preparation for or participation in any part of any Chapter 11 Case in which KIAC's participation is necessary, required or reasonably appropriate. Each Seller shall promptly deliver to KIAC all pleadings, motions, notices, statements, schedules, applications, reports and other papers filed in any other judicial or administrative proceeding as KIAC may reasonably request. In addition, each Seller shall consult with KIAC with respect to any written or oral communication concerning, in whole or in part, the transactions contemplated by this Agreement. Without limiting the generality of this Section 9.1 hereof, if requested by KIAC, each Seller shall provide access to the Purchased Assets, the Consigned Inventory and the Miramar Facility to KIAC and its representatives and agents for purposes of conducting nonintrusive environmental assessments, including Phase I analyses.

         9.2 Conduct of Business. Except as expressly contemplated by this Agreement (including, without limitation, by Section 9.11(a) hereof), or as otherwise consented to by KIAC in writing, during the period from the date of this Agreement and continuing until the Closing, each Seller shall:

                  (a) (i) conduct its business in the usual, regular and ordinary course as presently conducted and consistent with past practice, subject to and with due regard given to the requirements imposed upon Sellers by the Bankruptcy Code and in accordance with the DIP Financing Agreement, (ii) without limiting the generality of the covenant set forth in clause (i) of this
Section 9.2(a) hereof, continue to lease, exchange and sell inventory in the usual, regular and ordinary course of business as presently conducted and consistent with the past practice including, but not limited to, the type, quantity, quality and terms of sale, lease or exchange, and continue to purchase inventory that is consistent with the type, quality, mix and price of the inventory listed or described in Schedule 2 hereto; provided, however, that prior to its purchase of (A) any individual item of inventory having a purchase price greater than $50,000 or (B) any individual lot of inventory having a purchase price greater than $250,000, it shall obtain the prior written consent of KIAC (which shall not be unreasonably withheld) and (iii) except as otherwise contemplated by clause (ii) of this Section 9.2(a) hereof, safeguard and manage the Purchased Assets in a manner consistent with past practice and, with respect to items of inventory included in the Purchased Assets, keep such items and Consigned Inventory intact and maintained in at least as good a condition as their current condition (reasonable wear and tear excepted);

                  (b) use its reasonable best efforts to cause each of the conditions set forth in Section 5.5 of this Agreement to be satisfied; and

                  (c) in connection with its Chapter 11 Case, refrain from rejecting or amending any Assumed Contracts unless KIAC consents in writing to such action.

         9.3      Accounts Receivable.

                  (a) Set forth in Schedule 18 hereto is a list of all accounts receivable of Sellers as of the date of this Agreement, and, with respect to each, the obligor, the obligee and the amount thereof. All of the Purchased Accounts Receivable are valid and enforceable (subject to potential offsets, returns, defenses and warranty claims which arise in the ordinary course of business) accounts receivable of Sellers that have arisen from bona fide transactions in the regular, usual and ordinary course of Sellers' respective businesses as presently conducted and consistent with past practice; provided, however, that no representation or warranty is made by any Seller as to the collectibility of any Purchased Accounts Receivable. All accounts receivable arising after the date of this Agreement shall arise from bona fide transactions in the regular, usual and ordinary course of business as presently conducted by Sellers consistent with past practice.

                  (b) KIAC and Sellers each agree that (i) KIAC Lender shall have a Lien on the Purchased Accounts Receivable to secure KIAC's obligations under the KIAC Credit Agreement (the "KIAC Lender Lien") and (ii) Agent shall have a Lien on all outstanding Purchased Accounts Receivable to secure the aggregate payments due Seller under Section 10.2(d) hereof (the "Agent's Lien"). On the Closing Date, Agent, Sellers, KIAC and KIAC Lender shall enter into a mutually acceptable intercreditor and sharing agreement (the "Intercreditor and Sharing Agreement") establishing the relative rights and priorities of Agent and KIAC Lender in respect of the Purchased Accounts Receivable. The Intercreditor and Sharing Agreement will provide that the KIAC Lender Lien and Agent's Lien shall be pari passu in priority with respect to the Purchased Accounts Receivable and that the proceeds of all Purchased Accounts Receivable will be applied and distributed in accordance with the terms of
Section 10.2(d) hereof irrespective of the priority of the KIAC Lender Lien or the Agent's Lien thereon. The Intercreditor and Sharing Agreement shall contain mutually acceptable provisions concerning application of payments from the same account debtor and application of offsets and contra accounts to the specific accounts giving rise to such claims. The Intercreditor and Sharing Agreement shall also contain limitations with respect to the right of the KIAC Lender and Agent to foreclose or otherwise enforce their respective Lien rights in respect of the Purchased Accounts Receivable without the written consent of the other except in the case of garnishment, attachment, bankruptcy or other events to be agreed upon by KIAC Lender and Agent. The parties to the Intercreditor and Sharing Agreement shall agree that all proceeds of the Purchased Account Receivable will be directed into a lockbox and special deposit account at Bank of America in the name of KIAC (the "Purchased A/R Lockbox and Account"). KIAC shall cause all available funds in the Purchased A/R Lockbox and Account to be distributed in accordance with Section 10.2(d) hereof. In addition, the KIAC Lender shall, as collateral agent for itself and the Agent, enter into a control agreement with KIAC and Bank of America to grant KIAC Lender a Lien upon the Purchased A/R Lockbox and Account in its capacity as collateral agent to further secure the obligations owing by KIAC to KIAC Lender and the Agent. The liabilities of KIAC Lender to Bank of America under the agreements establishing the Purchased A/R Lockbox and Account for uncollectible or returned items (collectively, "Returned Checks") shall be limited to only that portion of the funds derived from such Returned Checks which were distributed to KIAC Lender. Similar liability limitations shall apply to KIAC for proceeds of Returned Checks distributed in respect of KIAC. Upon the payment by KIAC of all amounts payable to Sellers or their respective successors and assigns pursuant to
Section 10.2(d) hereof, the Agent's Lien and related rights in respect of the Purchased Accounts Receivable shall terminate.

                  (c) At all times from the date of this Agreement through the time of the Closing, Sellers shall, and shall cause all of their respective employees, agents and independent contractors, to:

                           (i) act with respect to all of the Purchased Accounts Receivable in compliance with all applicable Laws and in a manner consistent, in all material respects, with commercially reasonable and generally accepted business practices; and

                           (ii) refrain from taking any action, of any nature whatsoever, with respect to any of the Purchased Accounts Receivable other than in the ordinary course of its business (including, but not limited to, forgiving, releasing, discharging, offsetting or otherwise compromising any Purchased Accounts Receivable in an individual amount in excess of $100,000 or in an aggregate amount in excess of $250,000), unless otherwise authorized by the Bankruptcy Court.

         9.4 Notification of Litigation. Sellers shall notify KIAC, and KIAC shall notify Sellers, of any litigation, arbitration or administrative proceeding pending or, to their Knowledge, threatened against any Seller or KIAC, as the case may be, which challenges or would reasonably be likely to materially affect the transactions contemplated hereby.

         9.5 Notification of Changes. Sellers shall provide prompt written notice to KIAC of any change in any of the information contained in the representations and warranties made by any Seller in Article VII or Section 9.3(a) hereof or any exhibits or schedules referred to herein or attached hereto and promptly furnish any information which KIAC may reasonably request in relation to such change; provided, however, that no such notice shall operate to cure any breach of the representations and warranties made by any Seller in
Article VI or Section 9.3(a) hereof or any exhibits or schedules referred to herein or attached hereto. If the aggregate of all changes set forth in all such notices from Sellers to KIAC shall result in a Material Reduction in Value, KIAC shall have the right, within 30 days of receipt of the notice which causes such result to occur, to terminate this Agreement.

         9.6 No Inconsistent Action. Neither KIAC nor any Seller shall take any action which is materially inconsistent with its obligations under this Agreement.

         9.7 Filings. Each party shall use its best efforts to obtain, and to cooperate with the other party in obtaining, all authorizations, consents, orders and approvals of any Governmental Authority that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement, and to take all reasonable actions to avoid the entry of any order or decree by any Governmental Authority prohibiting the consummation of the transactions contemplated hereby, [including without limitation, the notifications required to be filed by it under the HSR Act,] and shall furnish to the other all such information in its possession as may be necessary for the completion of the notifications to be filed by the other; provided that, in complying with this Section 9.7 hereof, neither KIAC nor any Seller shall be required to accept or become subject to any condition or requirement unacceptable to such party in its sole discretion. No party shall withdraw any such filing or submission prior to the termination of this Agreement without the written consent of the other party. KIAC shall pay any filing fee required to be paid in connection with any regulatory filings (including, without limitation, under the HSR Act).

         9.8 Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary under applicable Laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, the prompt preparation by Sellers of all pleadings, motions, notices, statements, schedules, applications, reports and other papers reasonably necessary in connection with the Chapter 11 Cases.

         9.9      [INTENTIONALLY OMITTED]

         9.10 Publicity. The parties hereto shall consult with each other and shall mutually agree (the agreement of each party not to be unreasonably withheld or delayed) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations as advised by counsel; provided, however, that each party shall give prior notice to the other parties of the content and timing of any such press release or other public statement required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations.

         9.11     Bankruptcy Court Approval.

                  (a) Promptly following the execution and delivery of this Agreement by each Seller and KIAC, each Seller shall (in each case, in accordance with all applicable requirements of, and procedures under, the Bankruptcy Code) (i) file with the Bankruptcy Court a petition under Chapter 11 of the Bankruptcy Code, thereby commencing its Chapter 11 Case, (ii) use its best efforts to assume, and to assign to KIAC at the Closing, each of the Assumed Contracts to which it is a party, (iii) file with the Bankruptcy Court motions, satisfactory in form and substance to KIAC, seeking approval of the Sale Procedures Order and the Sale and Consignment Order and thereafter use its best efforts to cause each of such orders to be issued, entered and a become Final Order, and (iv) serve a copy of the notice of motion of entry of the Sale Procedures Order (along with a copy of the proposed Sale Procedures Order) upon each jurisdiction in which it is subject to Tax at least 30 days prior to the hearing of the motions with respect to the Sale Procedures Order. Seller will serve a copy of the notice of motion of entry of the Sale and Consignment Order at least 30 days prior to the hearing to approve such order.

                  (b) Sellers shall cooperate reasonably with KIAC and its representatives in connection with the Sale Procedures Order, the Sale and Consignment Order and the bankruptcy proceedings in connection therewith. Such cooperation shall include, but not be limited to, consulting with KIAC at KIAC's reasonable request concerning the status of such proceedings and providing KIAC with copies of requested pleadings, notices, proposed orders and other documents relating to such proceedings as soon as reasonably practicable promptly after any submission thereof to the Bankruptcy Court.

                  (c) Prior to entry of the Sale and Consignment Order, Sellers and KIAC shall accurately inform the Bankruptcy Court of all material facts of which they are aware relating to this Agreement and the transactions contemplated hereby.

                  (d) If following the Closing, the Sale Procedures Order, the Sale and Consignment Order or any other order of the Bankruptcy Court relating to this Agreement shall be appealed by any Person (or a petition for certiorari or motion for rehearing or reargument shall be filed with respect thereto), Sellers shall take all steps as may be reasonable and appropriate to defend against such appeal, petition or motion, and KIAC agrees to cooperate in such efforts, and each party hereto agrees to use its best efforts to obtain an expedited resolution of such appeal.

         9.12 Specific Enforcement of Covenants. Each Seller acknowledges that irreparable damage would occur in the event that any of the covenants and agreements of any Seller set forth in this Article IX hereof or in any other part of this Agreement were not timely performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that KIAC shall be entitled to an injunction or injunctions to prevent or cure any breach of such covenants and agreements of Seller and to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which it may be entitled at law or in equity, it being understood that, after commencement of the Chapter 11 Cases, the Bankruptcy Court shall have exclusive jurisdiction over such matters; provided, however, that in the event the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction with respect to any matter provided for in this sentence or is without jurisdiction, such abstention, refusal or lack of jurisdiction shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction of any other court having competent jurisdiction with respect to any such matter.

         9.13 Other Agreements. After the date of this Agreement, should any Seller enter into any Contract (other than the DIP Financing Agreement), other than in the usual, regular and ordinary course of its business and consistent with past practice, such Seller shall (i) immediately deliver written notice to KIAC of the occurrence of such event and provide KIAC with all the information about such Contract as KIAC may reasonably request and (ii) if notified in writing by KIAC prior to Closing, assign (to the extent assignable) to KIAC such Contract (other than the DIP Financing Agreement) in the manner and on the terms and conditions as if it were an Assumed Contract under this Agreement.

         9.14 Filing Under HSR Act. KIAC shall, at its own expense and not later than the time that the Sale Procedures Order becomes a Final Order, make all HSR Act filings as it deems appropriate; provided, however, that KIAC shall have no obligation to make any such filing unless Sellers shall, on a timely basis, have provided KIAC with all of the information which KIAC may reasonably request in connection with such filing.

         9.15 Purchases from KAV. At no time from and after the date hereof through and including the Closing Date shall any Seller, directly or indirectly, purchase any asset of any nature whatsoever from KAV without the prior written consent of KIAC, unless such Seller shall pay the entire purchase price for such asset, in cash, at or prior to the time of such purchase by such Seller.

                                   ARTICLE X

                             POST-CLOSING COVENANTS

         10.1 Right of Subrogation. Each Seller shall cooperate with KIAC, at KIAC's expense, in connection with any action or proceeding by KIAC (whether or not in the name of any Seller) to enforce after Closing any right of subrogation to which KIAC might be entitled under any Assumed Contract.

         10.2     Collection of Purchased Accounts Receivable.

                  (a) From and after the time of the Closing, KIAC shall, and shall cause all of its employees, agents and independent contractors to, use commercially reasonable and diligent efforts to collect the Purchased Accounts Receivable in compliance with all applicable Laws, it being expressly understood and agreed that, except as otherwise provided in Section 10.2(b)(iv), (v) and
(vii) and (c) hereof, KIAC may, in such manner as KIAC, in its sole discretion, deems reasonable and prudent compromise, settle or otherwise dispose of any Purchased Account Receivable the existence, amount or other terms of which is disputed by the account debtor.

                  (b)      KIAC shall:

                           (i) maintain a segregated accounts receivable list for the Purchased Accounts Receivable, excluding therefrom all accounts receivable of any nature whatsoever other than Purchased Accounts Receivable (including, without limitation, any accounts receivable created by the sale of any Consigned Inventory);

                           (ii)     provide Sellers, on a monthly basis, with:

                                    (A)      a report detailing, on a
                  customer-by-customer basis, collections and credits since the previous calendar month-end; and

                                    (B)      a detailed receivables aging,
                  reconciled to reflect the opening balance from the previous month end, less collections, less allowed credits and the closing month-end aging;

                           (iii) provide Sellers and Agent access to examine supporting documents including customer remittance vouchers, cash receipts journal, sales journal, bank statements, and other documentation in support of the Purchased Accounts Receivable and accounts receivable created by the sale of Consigned Inventory;

                           (iv) with respect to the Purchased Accounts Receivable that (A) have not been collected within 60 calendar days following the Closing Date and are owed by account obligors with whom KIAC is not then currently doing business, Agent (on behalf of the Senior Lenders) shall have the option to require KIAC to submit such accounts to a third party collection agency or attorney at Agent's sole discretion and (B) have not been collected within 90 days following the Closing Date, Agent (on behalf of the Senior Lenders) shall have the option to require KIAC to assign such accounts to a third party collection agent or attorney at Agent's sole discretion, in each case, all costs of collection incurred as a result of the Agent's exercise of an option pursuant to this Section 10.2(b)(iv) hereof shall be borne by the Senior Lenders;

                           (v) not permit any offset, contra or other deduction arising from a liability or obligation at any time owed by KIAC to be applied to a Purchased Account Receivable;

                           (vi) permit Agent (on behalf of the Senior Lenders), on a monthly basis, to confirm directly with customers up to 25% of the total outstanding Purchased Accounts Receivable, and assist in any such effort and provide detailed statements of account;

                           (vii) not be entitled to issue credit notes, offset balances, approve debit notes, apply volume rebates or discounts, or write off account balances (each, a "Credit") in excess of the lesser of (A) 10% of the balance of such account and (B) $10,000 without Agent's prior approval; and

Payments of accounts receivable are to be applied to the invoice in respect of which each payment is made; provided, however, that, if KIAC is unable to make such application because the customer does not provide sufficient detail on its remittance, such payment shall be applied to the outstanding Purchased Accounts Receivable of such customer (on an "oldest first" basis), and any payments in excess of the outstanding amount of such outstanding Purchased Accounts Receivable shall be applied to other accounts receivable owed by such customer (on an "oldest first" basis).

                  (c) In the event that in any calendar month KIAC shall have collected in respect of all Purchased Accounts Receivable paid (or otherwise deemed forgiven, released, discharged or satisfied) in full during such month an amount equal to less than 90% of the face amount (net of all reserves, offsets, write-downs taken by any Seller and "contras") of all such paid, forgiven, released, discharged or satisfied Purchased Accounts Receivable, KIAC shall not thereafter compromise, settle or otherwise dispose of Purchased Accounts Receivable in an aggregate face amount in excess of $1,000 per invoice without the prior written consent of Sellers (which shall not be unreasonably withheld or delayed), unless and until there shall have subsequently occurred a calendar month in which KIAC shall have collected in respect of all Purchased Accounts Receivable paid (or otherwise deemed forgiven, released, discharged or satisfied) in full during such month an amount equal to not less than 90% of the face amount (net of all reserves, offsets, write-downs taken by Sellers and "contras") of all such paid, forgiven, released, discharged or satisfied Purchased Accounts Receivable.

                  (d) All proceeds collected or otherwise received, at any time from and after the Closing, with respect to the Purchased Accounts Receivable existing and owned by Sellers at the time of the Closing, net of all out-of-pocket expenses reasonably incurred in connection with such collection or receipt, shall be distributed of as follows:

                           (i) the first $15 million of such net proceeds shall be retained by and be the property of KIAC;

                           (ii) fifty percent of the next $10 million of such net proceeds shall also be retained by and be the property of KIAC and the other fifty percent of such next $10 million shall be paid over to and be the property of Sellers, or their assignees; and

                           (iii) thirty percent of all such net proceeds in excess of $25 million shall also be retained by and be the property of KIAC and the other seventy percent of such excess net proceeds shall be paid over to and be the property of Seller or their assignees.

All proceeds payable to Sellers shall be paid to them by KIAC within five Business Days following receipt thereof by KIAC.

         10.3 Post-Closing Assignments. After the Closing Date and upon the discovery by any Seller of any items included within the definition of Purchased Assets or Assumed Contracts but not transferred, conveyed or assigned to or assumed by KIAC in the Bill of Sale, the Assumption Agreement or any other applicable instrument of conveyance, Sellers shall (i) immediately deliver written notice to KIAC of the existence and non-transfer or non-assumption of such item and provide KIAC with all the information about and with access to such item as KIAC may reasonably request and (ii) if notified in writing by KIAC within 30 days after the receipt of such notice, transfer, convey or assign to KIAC such item in the manner and on the terms and conditions as the earlier transferred Purchased Assets or Assumed Contracts, as applicable, under this Agreement were transferred.

         10.4 Post-Closing Retention of Records. For a period of not less than six years after the Closing Date, KIAC shall preserve and retain all books and records received from Sellers pertaining to the Purchased Assets; provided, however, such six-year period shall be extended in the event that any proceeding has been commenced or is pending or threatened at the expiration of such six-year period and such extension shall continue until any such proceeding has been settled or resolved with finality or is no longer pending or threatened. Notwithstanding the foregoing, KIAC may at any time after three years from the Closing Date discard or destroy any of such books and records; provided, that it has given Sellers at least 60 days prior written notice of KIAC's intent to discard or destroy such books and records and has given Sellers the opportunity to take possession of any or all of such books and records within such sixty-day period. Purchaser shall afford each Seller and its representatives reasonable access during normal business hours to, and the right to make copies of, all such books and records, for any legitimate business purpose (including, without limitation, in connection with the preparation, documentation and/or handling of any financial statements, tax returns, tax audits, reports to governmental or regulatory agencies, litigation, disputes, claims or controversies); provided, however, that any such access shall be arrange so as not to unreasonably disrupt the operations of KIAC and its Affiliates.

         10.5 Further Assurances. From time to time following the Closing, each Seller shall (and shall cause each Foreign Subsidiary to) execute, acknowledge and deliver such additional documents, instruments of conveyance, transfer and assignment or assurances and take such other action as KIAC may reasonably request to more effectively assign, convey and transfer to KIAC, and fully vest title in KIAC, with respect to the Purchased Assets.

                                   ARTICLE XI

                                EMPLOYEE MATTERS

         11.1 Key Employee Retention Program. Prior to the Closing, each appropriate Seller shall enter into a Retention Agreement with such of its employees as KIAC and the Sellers shall agree to in writing.

         11.2     Offers of Employment.

                  (a) Following the Closing, KIAC may, in its sole discretion, offer employment to the employees of Sellers listed in Schedule 19 hereto upon substantially the same terms as the terms upon which such employees are currently employed by Sellers (including, without limitation, any existing severance arrangements). In the event that KIAC shall so offer employment to any employee of Sellers and such employee shall accept such offer, KIAC shall assume and satisfy all of the legally enforceable obligations of Sellers to such employee for accrued vacation, sick or personal days.

                  (b) In the event that KIAC does not offer employment to a person whose name appears on Schedule 19 hereto, KIAC shall assume and satisfy all of the legally enforceable obligations of Sellers, to such person for accrued vacation, sick or personal days and shall pay such person the amount of severance to which he or she is entitled pursuant to the severance arrangement between such person and any Seller (other than those persons who are a party to a Retention Agreement).

                  (c) Except as specified in Section 11.2(b) hereof, KIAC shall not assume or otherwise be responsible for any liabilities or obligations of any nature whatsoever of any Seller to any of such Seller's past, present or future respective employees (including, without limitation, for accrued but unpaid salary or other compensation).

         11.3 Tax Reporting. If requested by KIAC, pursuant to the "Alternative Procedure" provided in Section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399, (i) KIAC and Sellers shall report on a predecessor-successor basis as set forth therein, (ii) Sellers shall be relieved from filing a Form W-2 with respect to any employee of any Seller who accepts employment with KIAC, and
(iii) KIAC shall file (or cause to be filed) a Form W-2 for each such employee for the year that includes the Closing Date (including the portion of such year that such employee was employed by any Seller). Sellers shall provide KIAC with all payroll and employment-related information reasonably requested by KIAC with respect to each employee of any Seller who commences employment with KIAC.

                                  ARTICLE XII

                                  RISK OF LOSS

         12.1 Risk of Loss on Sellers. Each Seller and Foreign Subsidiary shall bear the entire risk of any loss or damage to any of the Purchased Assets and Consigned Inventory which occurs at any time prior to the time that the applicable Seller or Foreign Subsidiary delivers the Purchased Assets or Consigned Inventory to KIAC in accordance with the provisions of Section 5.4 hereof. Sellers shall promptly notify KIAC if any such loss or damage occurs. If any such Purchased Asset or item of Consigned Inventory has been damaged but not destroyed, Sellers shall promptly repair (or cause the appropriate Foreign Subsidiary to repair) such Purchased Asset or item of Consigned Inventory fully; provided, however, that such repair obligation shall not exist if the cost of repair would be sufficiently large that the only reasonable course of action would be to treat such Purchased Asset or item of Consigned Inventory as a total loss. In the event of any total loss (or loss treated as a total loss in accordance with the immediately prior sentence) of any Purchased Asset or item of Consigned Inventory, the Cash Portion of the Purchase Price shall be reduced in accordance with Section 4.3(c) hereof.

                                  ARTICLE XIII

                          TERMINATION OF THIS AGREEMENT

         13.1 Termination. Provided that the party seeking to terminate this Agreement shall not then be in material breach of any provision of this Agreement or any Collateral Agreement, this Agreement may be terminated and the transactions contemplated hereby may thereafter be abandoned at any time prior to the Closing:

                  (a) by mutual agreement of Sellers (with the prior consent of Agent if the Agent and all of the Senior Lenders have complied, at all times and in all material respects, with all of Lenders Obligations) and KIAC;

                  (b) by Sellers (with the prior consent of Agent if the Agent and all of the Senior Lenders have complied, at all times and in all material respects, with all of the Lenders' Obligations) or by KIAC:

                           (i) if a Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

                           (ii)     pursuant to Section 4.3(e) hereof; or

                           (iii) if the Closing shall not have occurred on or before the Scheduled Closing Date, except by reason of the failure of the party seeking to terminate this Agreement to have complied with all of its obligations under this Agreement.

                  (c)      by KIAC:

                           (i) if the Sale Procedures Order shall not have become a Final Order within 60 days from the date of this Agreement or shall, at any time, be modified in any respect without the consent of KIAC;

                           (ii) if any Seller shall fail to comply in all respects with its obligations under Section 9.11(a);

                           (iii) if (A) the Lenders' Agreement shall not have been executed and delivered by each of the parties thereto, other than KIAC, on or before the fifth day following the date of this Agreement or shall have terminated in accordance with the applicable provisions thereof (other than by reason of Paragraph 5d thereof) or (B) the Agent or any of the Senior Lenders shall fail at any time to comply, in all material respects, with each of the Lenders' Obligations;

                           (iv) if, the DIP Financing Agreement shall not have been executed and delivered by each of the parties thereto on or before the fifth day following the date of this Agreement or shall thereafter have been terminated or materially amended;

                           (v) if Sellers shall have accepted or selected, and the Bankruptcy Court shall have approved, the bid or bids of any Person or Persons other than KIAC to purchase all or any portion of the Purchased Assets, Consigned Inventory or other assets or rights to be purchased by KIAC pursuant to this Agreement (whether or not any transaction contemplated by any such bid or bids shall be consummated);

                           (vi) if the Sale and Consignment Order has not been entered by the Bankruptcy Court not less than ten Business Days prior to the Scheduled Closing Date;

                           (vii) as provided in Section 5.1(a) of this Agreement; or

                           (viii)   as provided in Section 9.5 of this
         Agreement.

                  (d) by Sellers (with the prior consent of Agent if the Agent and all of the Senior Lenders have complied, at all times and in all material respects, with all of the Lenders' Obligations) if (i) KIAC shall have failed to make either of the deposits provided for in Section 5.1(b) hereof for any reason other than the failure of any other party to the Escrow Agreement to execute and deliver the Escrow Agreement to KIAC or (ii) each of the conditions specified in Paragraph 4(b)(i) through (iv) of the Escrow Agreement shall have been satisfied.

         13.2 Payments. In the event that, prior to the first to occur of the termination of this Agreement in accordance with Section 13.1 hereof or July 1, 2002,

                  (a) the Agent or any Senior Lender shall at any time fail to comply with each of the Lenders' Obligations, Sellers shall pay to KIAC an amount equal to the sum of the Agreement Termination Amount plus an amount equal to the aggregate amount, not in excess of $1,300,000, of KIAC Expenses;

                  (b) Sellers shall fail to take any action specified in Sections 9.8 or 9.11(a) (i), (ii) or (iii) of this Agreement, Sellers shall pay to KIAC an amount equal to the aggregate amount, not in excess of $1,300,000, of KIAC expenses;

                  (c) a trustee in bankruptcy shall be appointed for any Seller or any Chapter 11 Case shall be converted to a case under Chapter 7 of the Bankruptcy Code or shall be dismissed (in any such case, prior to the consummation with KIAC of the transactions contemplated by the Sale and Consignment Order and upon the motion or with the support of the Agent or any Senior Lender), Sellers shall pay to KIAC (i) an amount equal to the aggregate amount, not in excess of $1,300,000, of KIAC Expenses, plus (ii) in the event that any such trustee shall thereafter consummate one or more sales of all or any portion of the Purchased Assets, Consigned Inventory or other assets or rights to be purchased by KIAC pursuant to this Agreement for an aggregate purchase price equal to not less than $2 million in excess of the amount otherwise payable by KIAC hereunder, an amount equal to the Agreement Termination Amount;

                  (d) if Sellers shall have accepted or selected, and the Bankruptcy Court shall have approved, the bid or bids of any Person or Persons other than KIAC to purchase all or any portion of the Purchased Assets, Consigned Inventory or other assets or rights to be purchased by KIAC pursuant to this Agreement (whether or not any transaction contemplated by any such bid or bids shall be consummated), Sellers shall pay to KIAC, in accordance with the Sale Procedures Order, the Agreement Termination Amount plus an amount equal to the aggregate amount, not in excess of $1,300,000, of KIAC Expenses; or

                  (e) except in the event that (i) Sellers fail to take any action specified in Sections 9.8 or 9.11(a)(i), (ii) or (iii) of this Agreement,
(ii) a trustee in bankruptcy shall be appointed for such Seller, (iii) such Seller's Chapter 11 Case shall be converted to a case under Chapter 7 of the Bankruptcy Code or shall be dismissed or (iv) Sellers shall have accepted or selected and the Bankruptcy Court shall have approved, the bid or bids of any Person or Persons other than KIAC to purchase all or any portion of the Purchased Assets, Consigned Inventory or other assets or rights to be purchased by KIAC pursuant to this Agreement (in each of which events the provisions of Sections 13.2(b), (c) or (d), as the case may be, shall be applicable), any Seller shall refuse (or shall fail to attempt in good faith) to consummate the sale of the Purchased Assets, the assignment of the Assumed Contracts or the consignment of the Consigned Inventory, as contemplated by this Agreement, Sellers shall pay to KIAC an amount equal to the aggregate amount, not in excess of $1,300,000, of KIAC Expenses.

         13.3 Procedure and Effect of Termination. This Agreement shall in no event terminate unless and until any and all amounts payable to KIAC pursuant to Section 13.2 hereof shall have been paid in full to KIAC. In the event of termination and abandonment of the transactions contemplated hereby pursuant to
Section 13.1 hereof, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement (other than the provisions of Section 13.2 hereof which shall survive any such termination) shall terminate (subject to the provisions of this Section 13.3 hereof) and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                  (a) upon request therefor, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

                  (b) no party hereto shall have any liability or further obligation in connection herewith to any other party to this Agreement resulting from such termination.

         13.4 The Deposit. Notwithstanding anything to the contrary set forth in this Agreement, in the event of the breach by KIAC of any of its representations and warranties in, or obligations under, this Agreement, (a) the sole remedy of the Sellers with respect to such breach shall be to receive and retain the Deposit (but only if and to the extent that Sellers shall be entitled to do so in accordance with the provisions of Section 4(b) of the Escrow Agreement) and (b) Sellers shall be entitled to so receive and retain such Deposit in (but only in) the circumstances described in such Section 4(b).

                                  ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

         14.1     Sellers.

                  (a) Each of the agreements, covenants, representations, warranties, obligations, undertakings and liabilities (in each case, of any nature whatsoever) of any Seller in this Agreement, any Collateral Agreement or otherwise in connection with any matter contemplated hereby, or by any of the Collateral Agreements, shall (in each case and for any purpose whatsoever) be a joint and several agreement, covenant, representation, warranty, obligation, undertaking and liability (as the case may be) of all Sellers.

                  (b) Any notice, consent, waiver, approval, acknowledgment or other communication received by KIAC from any Seller (or by Kellstrom from KIAC) with respect to this Agreement, any Collateral Agreement or otherwise in connection with any matter contemplated hereby or by any of the Collateral Agreements, shall be deemed (in each case and for any purpose whatsoever) to be a notice, consent, waiver, approval, acknowledgment or other communication received by KIAC from all Sellers or (as the case may be) received by all Sellers from KIAC.

         14.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and, unless otherwise provided in this Agreement, shall be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

                  (a)      If to Sellers, to:

                           Kellstrom Industries, Inc.
                           3700 Flamingo Road
                           Miramar, Florida 33027
                           Attention: Zivi Nedivi
                           Facsimile: (954) 538-3100
                           with copies to:

                           Akerman, Senterfitt & Eidson, P.A.
                           350 East Las Olas Boulevard
                           Suite 1600
                           Ft. Lauderdale, Florida 33301
                           Attention: Bruce I. March
                           Facsimile: (954) 463-2224

                           and

                           Saul Ewing LLP

                           222 Delaware Avenue
                           12th Floor
                           Wilmington, Delaware 19801
                           Attention: Domenic E. Pacitti
                           Facsimile: (302) 421-5881

                           and

                           Parker Hudson Rainer & Dobbs LLP
                           1500 Marquis Two Tower
                           285 Peachtree Center Avenue
                           Atlanta, Georgia  30303
                           Attention: C. Edward Dobbs
                           Facsimile: (404) 522-8409

(b)                        If to KIAC, to:

                           KIAC, Inc.
                           660 Steamboat Road
                           Greenwich, CT  06830
                           Attention: Mr. Robert Sheehy
                           Facsimile: (203) 629-9574

                           with copies to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Attention: David P. Stone
                           Facsimile: (212) 310-8007

                                and

                           Weil, Gotshal & Manges LLP
                           701 Brickell Avenue
                           Suite 2100
                           Miami, Florida  33131
                           Attention: Oscar Cantu
                           Facsimile: (305) 374-7159

or to such other address or addresses as any such noticed party may from time to time designate as to itself by like notice.

         14.3 Expenses. Except as otherwise expressly provided herein, each party hereto shall pay any expenses incurred by it incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein.

         14.4     Successors and Assigns.

                  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and, after approval of this Agreement by the Sale and Consignment Order, their respective successors (including, without limitation, any trustee appointed for any Seller) and, following the Closing, the Liquidating Trust and permitted assigns; provided, however, that, without the prior consent of the other party, no party may assign or delegate any right, duty or interest hereunder except that (i) upon notice to Sellers delivered in accordance with Section 14.1 hereof, KIAC may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate thereof or to any Person that directly or indirectly acquires, after the Closing, all or substantially all of the assets or voting stock of KIAC, but such assignment or delegation shall not relieve KIAC of any obligation hereunder; (ii) Sellers may assign and delegate after Closing any or all of their rights and duties hereunder to the Liquidating Trust; and (iii) Sellers may collaterally assign all of their rights and remedies hereunder to Agent for itself and for the benefit of the Senior Lenders.

                  (b) KIAC acknowledges and agrees that, after the Closing, Sellers reserve the right to sell and assign to the Liquidating Trust all of each Seller's right, title and interest in and to all of the Consigned Inventory, Records and certain of the other Retained Assets and all or part of each Seller's right, title and interest in, to and under this Agreement and the Collateral Agreements, in each case, without representation or warranty and without recourse. Effective from and after such sale and assignment, all provisions of this Agreement (i) requiring the payment of money by KIAC to any Seller shall be understood to mean and require payment to the Liquidating Trust for the benefit of Agent and Senior Lenders; (ii) requiring the payment of money by any Seller to KIAC shall be understood to mean and require payment by the Liquidating Trust (in the manner authorized or required herein); (iii) requiring the consent or approval of any or all of Sellers shall be understood to mean and require the consent and approval of the Liquidating Trust (acting by and through the Liquidating Trustee at the direction or with the consent of Agent); (iv) requiring the giving of notice or the delivery of documents to a Seller shall be understood to mean and require the giving of notice or delivery of documents to the Liquidating Trust (to the attention of the Liquidating Trustee);

(v) relating to the title to any of the Consigned Inventory, Records or Retained Assets shall be understood to mean the title of the Liquidating Trust; (vi) relating to the obligation of any Seller to cooperate after Closing with KIAC shall be understood to mean the obligation of the Liquidating Trust to so cooperate; (vii) relating to any rights or remedies that may be exercised after Closing (including, without limitation, the right to terminate the Consignment) shall be understood to mean rights and remedies that may be exercised by the Liquidating Trust (acting by and through the Liquidating Trustee at the direction or with the consent of Agent); (viii) authorizing any Seller to verify, inspect or examine any of the Consigned Inventory or records or accountings of KIAC relating to the Consignment (including the Accounting Criteria) shall be understood to authorize both the Liquidating Trustee and Agent to make such examination; and (ix) requiring KIAC to name Sellers as loss payees or additional insureds on any insurance required by Article VI shall be understood to include Agent, and the Liquidating Trustee.

                  (c) Notwithstanding anything to the contrary set forth in this Agreement, neither the Agent nor any Senior Lender shall have any duties or obligations of any nature whatsoever to any Person under this Agreement.

         14.5 Waiver. KIAC may, by written notice to Sellers, and Sellers may (with the prior consent of the Agent, if the Agent and all of the Senior Lenders have complied, at all times and in all material respects, with all Lenders' Obligations), by written notice to KIAC, (a) extend the time for performance of any of the obligations of the other party under this Agreement,
(b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement, (c) waive compliance with any of the conditions or covenants of the other party contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other party under this Agreement; provided, however, that no such party may, without the prior written consent of the other party, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to its representations, warranties, conditions or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement shall be deemed to constitute a waiver of compliance with any representations, warranties, conditions or covenants contained in this Agreement or shall operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

         14.6 Entire Agreement. This Agreement, which includes the Schedules and exhibits hereto, supersedes any other agreement, whether written or oral, that may have been made or entered into by any party relating to the matters contemplated hereby.

         14.7 Amendments, Supplements, Etc. This Agreement may be amended or supplemented at any time by additional written agreements as may mutually be determined by KIAC and Sellers (with the prior consent of Agent if the Agent and all of the Senior Lenders have complied, at all times and in all material respects, with all of the Lenders' Obligations) to be necessary, desirable or expedient to further the purposes of this Agreement or to clarify the intention of the parties.

         14.8 Rights of the Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby; provided, however, that, in the event and to the extent, that (a) the consent or agreement of the Agent shall be a precondition to the taking (or omitting to take) of any action by any Seller under this Agreement, the Agent shall have the right to enforce on its own behalf such precondition and (b) this Agreement shall expressly provide for the Agent to have any other rights under this Agent, the Agent shall have the right to enforce such right or rights.

         14.9 Applicable Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the rules and substantive Laws of the State of New York, without regard to conflicts of law provisions thereof.

         14.10 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

         14.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations under this Agreement of Sellers, on the one hand, and KIAC, on the other hand, shall not be adversely affected thereby, (a) such provision shall be fully severable; (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement; and
(d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

         14.12 Titles and Headings. Titles and headings to Sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         14.13 Transfers. KIAC and Sellers shall cooperate and take such action as may be reasonably requested by the other in order to effect a timely and orderly transfer of the Purchased Assets and assignment of the Assumed Contracts with a minimum of disruption to the operations and employees of the businesses of KIAC or Sellers.

         14.14 Brokers. Sellers hereby agree to indemnify and hold harmless KIAC against any liability, claim, loss, damage or expense incurred by any Seller relating to any fees or commissions owed to any broker, finder or financial advisor as a result of actions taken by any Seller. KIAC hereby agrees to indemnify and hold harmless Sellers against any liability, claim, loss, damage or expense incurred by KIAC relating to any fees or commissions owed to any broker, finder or financial advisor as a result of actions taken by KIAC.

         14.15 Principles of Interpretation. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Unless otherwise specified, the terms "hereof," "herein," "hereby" and similar terms refer to this Agreement as a whole (including the exhibits and schedules hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Asset Sale Agreement as of the day and year first above written.


                                   KIAC, INC.


                                   By:   /s/ Robert Sheehy
                                         ---------------------------------------
                                   Name:     Robert Sheehy
                                             -----------------------------------
                                   Title:    Secretary
                                             -----------------------------------


                                   KELLSTROM INDUSTRIES, INC.


                                   By:      /s/ Zivi R. Nedivi
                                         ---------------------------------------
                                   Name:    Zivi R. Nedivi
                                            ------------------------------------
                                   Title:   President
                                            ------------------------------------


                                   SELLERS:

                                   Kellstrom Solair, Inc.


                                   By:      /s/ Zivi R. Nedivi
                                         ---------------------------------------
                                   Name:    Zivi R. Nedivi
                                            ------------------------------------
                                   Title:   President
                                            ------------------------------------


                                   Certified Aircraft Parts, Inc.


                                   By:      /s/ Zivi R. Nedivi
                                         ---------------------------------------
                                   Name:    Zivi R. Nedivi
                                            ------------------------------------
                                   Title:   President
                                            ------------------------------------


                                   Kellstrom Commercial
                                     Aircraft, Inc.


                                   By:      /s/ Zivi R. Nedivi
                                         ---------------------------------------
                                   Name:    Zivi R. Nedivi
                                            ------------------------------------
                                   Title:   President
                                            ------------------------------------